EXECUTED
  at Wiesbaden

  This day of August 29, 2002

  appeared before me, the undersigned notary, Dr. Kurt Busser,

  identified by official passport,

  1. Dr. Matthias Doring, born the 27th of February 1963, having his business address at Bismarckallee 15, 79098 Freiburg,

  acting not for himself but as authorized representative of:

  a) WERNER RIETSCHLE HOLDING GMBH
  having its registered offices in Schopfheim, registered in the commercial register at the local court of Waldshut-Tiengen under HRB 400 Schpf and - in relation to the following sections I, para. 1.1 and VII, para. 7.12 - acting also for

  b) RIETSCHLE GMBH + CO. KG HOLDING
  having its registered offices in Schopfheim, registered in the commercial register at the local court of Waldshut-Tiengen under HRA 381 Schpf

  c) Mr. DIETER RIETSCHLE, born the 9th of February 1947, having his address Am Rebain 4, 79689 Maulburg,

  d) Mr. FABIAN RIETSCHLE, born the 27th of August 1976, having his address Altigweg 29, 79642 Schopfheim,

  e) Ms. SABINE RUNZI, geb. Rietschle, born the 21st July 1972, having her address Turnstra(beta)e 1a, 79642 Schopfheim.

  proving his power to represent Werner Rietschle Holding GmbH, Rietschle GmbH + Co. KG Holding and the above individuals by powers of attorney attached to this deed as Exhibit 1

  2. Dr. Ralf Eckert, born the 21st August 1960, having his business address in Elisabethstra(beta)e 91, 80797 Munchen acting not for himself but as authorized representative of

  a)   THOMAS INDUSTRIES INC.
  4360 Brownsboro Road, Suite 300,
  Louisville, Kentucky 40207, U.S.A.

  b)   TIWR HOLDING GMBH & CO. KG,

  c)   TIWR NETHERLANDS HOLDINGS C.V.,

  d)   TIWR U.K.LIMITED,

  e)   TI FRANCE SAS

  f)   THOMAS INDUSTRIES AUSTRALIA PTY. LTD.,

  g)   TI LUXEMBOURG S.A.R.L.

  proving his power to represent each of the entities by means of a power of attorney dated ... The original of this power of attorney was presented to the notaryand attached to this Notarial Deed.

  The notary in charge with the execution of this Deed did not verify the power of the parties designated in the powers of attorney to act on behalf of the entities or persons set forth therein. Insofar, he is indemnified from any liability. Thereupon, the persons appearing, acting as stated above, request the following to be duly notarized:

                                    AGREEMENT
                                       FOR
                     PURCHASE OF EQUITY INTERESTS AND SHARES

  1.     Werner Rietschle Holding GmbH (hereinafter "RIETSCHLE HOLDING")

  on the one hand

  and

  2.     Thomas Industries Inc. (hereinafter "THOMAS")

  as well as

  3)     TIWR Holding GmbH & Co. KG,

  4)     TIWR Netherlands Holdings C.V.,

  5)     TIWR U.K. Limited

  6)     TI France SAS

  7)     Thomas Industries Australia Pty. Ltd.,

  8)     TI Luxembourg S.A.R.L.

  - the entities listed under (3) to (8) (hereinafter together the "BUYERS") -

  on the other hand

  - Rietschle Holding, Thomas and the Buyers (hereinafter THE "PARTIES")

  enter into the following Purchase and Transfer Agreement (hereinafter the "AGREEMENT").

  WHEREAS, Rietschle Holding is

  (a) the sole legal and beneficial owner of the limited partnership equity interests in Werner Rietschle GmbH + Co. KG registered with the Court of Registry in Waldshut-Tiengen under registration no. HR A 376 Schpf with business address Grienmatt, 79650 Schopfheim ("RIETSCHLE OPCO"), including all options, warrants, and other securities, if any, convertible into or exchangeable for equity interests in Rietschle Opco (the "RIETSCHLE OPCO EQUITY INTERESTS") and

  (b) the sole legal and beneficial owner of all shares in Werner Rietschle Verwaltungs-GmbH with a fully paid in nominal capital of DM 100,000.00, registered with the Court of Registry in Waldshut-Tiengen under registration no. HR B 407 Schpf with its seat in Schopfheim and business address Grienmatt, 79650 Schopfheim, Germany which is the general partner of Rietschle Opco ("RIETSCHLE GMBH"), including all options, warrants, and other securities, if any, convertible into or exchangeable for equity interests in Rietschle GmbH (the "RIETSCHLE GMBH SHARES") and

  (c) (i) the legal and beneficial owner of the companies set forth on the chart under section 1.1(c) which chart also shows the percentages of the ownership as well as (ii) the indirect legal and beneficial owner of the companies set forth on Schedule 0 which Schedule also shows the percentages of ownership and was until this morning the legal and beneficial owner of Rietschle B.V. (the "RIETSCHLE SUBSIDIARIES"), including all options, warrants and other securities, if any, convertible into or exchangeable for equity interests in the Rietschle Subsidiaries (the "SUBSIDIARY EQUITY INTERESTS").

  The Rietschle Opco Equity Interests together with the Rietschle GmbH Shares and the Subsidiary Equity Interests, hereinafter collectively, the "INTERESTS").

  Rietschle Opco, Rietschle GmbH, and the Rietschle Subsidiaries hereinafter collectively the "RIETSCHLE COMPANIES";

  WHEREAS, the Rietschle Companies operate a business that is engaged in designing, manufacturing, distributing and selling devices of all kind in particular pumps and compressors, vacuum pumps and blowers as well as other air technical devices and foundry production, as well as various activities ancillary to each of such activities provided, however, that the China Joint Venture is hereby explicitly excluded (collectively, the "RIETSCHLE BUSINESS");

  WHEREAS; with respect to the shares in the share capital of the private company with limited liability Rietschle B.V., prior today to the signing of this Agreement Rietschle B.V., Rietschle Holding and TI Luxembourg S.A.R.L. have executed a notarial deed pursuant to which the shares in the capital of the private company with limited liability Rietschle B.V. are sold, purchased and transferred under the condition subsequent ("ontbindende voorwaarden") that this Agreement has not been signed by all parties before September 1, 2002 or that the Consideration has not been paid in full before September 10, 2002. The Parties agree that the provisions of this Agreement apply mutatis mutandis to said sale, purchase and transfer; after the transfer of the shares in Rietschle B.V. to TI Luxembourg S.A.R.L. but prior to signing of this Agreement Rietschle B.V. and TIWR Verwaltungs GmbH have established TIWR Holding GmbH & Co.
  KG;

  WHEREAS, Thomas and the Buyers desire to purchase from Rietschle Holding, and Rietschle Holding desires to sell to Thomas and the Buyers, the Interests and certain other assets on the terms and conditions set forth herein.

  WHEREAS. The Buyers are 100% owned directly or indirectly by Thomas and Thomas wishes to issue shares in Thomas as partial consideration for the sale of Interests.

  NOW, THEREFORE, in consideration of the above recitals and the representations, warranties, covenants and agreements herein contained, the Parties agree as set forth below:

                                    ARTICLE I

                    SALE, PURCHASE AND TRANSFER OF INTERESTS

  1.1 SALE, PURCHASE AND TRANSFER OF INTERESTS

  (a) Rietschle Holding hereby sells, transfers and assigns to TIWR Holding GmbH & Co. KG, and TIWR Holding GmbH & Co. KG purchases, accepts and assumes from Rietschle Holding, all right, title and interest in and to the Rietschle Opco Equity Interests comprising of all accounts including the capital account, personal account and loan accounts etc. if any. Rietschle GmbH + Co. KG Holding, Dieter Rietschle, Fabian Rietschle and Sabine Runzi hereby sell, transfer and assign to TIWR Holding GmbH & Co. KG any right title and interest in and to the Rietschle Opco Equity Interests they may own.

  (b) Rietschle Holding hereby sells, transfers, assigns and delivers to TIWR Holding GmbH & Co. KG, and TIWR Holding GmbH & Co. KG purchases, accepts, assumes and receives from Rietschle Holding all right, title and interest in and to the Rietschle GmbH Shares.

  (c) Rietschle Holding hereby sells the Interests as listed in the immediately following chart to the designated Buyers and at Closing shall transfer, assign and deliver all right, title and interest in and to the Interests to the designated Buyers as shown below:

------------------ -------------------- ----------------------- -------------------- -------------------- ----------------

           Number    Name of Company         Nominal Capital       Interests to be     Number of Shares   Percentage  of
           ------    ---------------         ---------------       ----------------    ----------------   --------------
                                                                         sold                             Equity  to  be
                                                                         ----                             --------------
                                                                                                          sold
                                                                                                          ----
------------------ -------------------- ----------------------- -------------------- -------------------- ----------------

              (1)  Rietschle Inc.,                         USD                  USD                            100
                   Hanover/U.S.A                        891,00               891,00       891

------------------ -------------------- ----------------------- -------------------- -------------------- ----------------
              (2)  Rietschle (UK)                          GBP                  GBP                            100
                   Ltd., New Hythe                    4.000,00             4.000,00
                   (Gro(beta)-
                   britannien)

------------------ -------------------- ----------------------- -------------------- -------------------- ----------------
              (3)  Rietschle Italia              ITL                            ITL                             80
                   S.p.A.                     3.000.000.000,00     2.400.000.000,00         1.360.000
                   Cormano/
                   Italien

------------------ -------------------- ----------------------- -------------------- -------------------- ----------------
              (4)  Rietschle S.A.R.L.,                     FRF                  FRF                            100
                   Hesingue/                      6.674.362,48         6.674.362,48
                   Frankreich
                   (Rietschle S.A.S)
                                              ((euro)1.017.500,--)     ((euro)1.017.500,--)       (27.500)            (100)

------------------ -------------------- ----------------------- -------------------- -------------------- ----------------
              (5)  Rietschle S.A.,                         CHF                  CHF                            100
                   Fleurier/                      1.300.000,00         1.300.000,00         1.300
                   Schweiz

------------------ -------------------- ----------------------- -------------------- -------------------- ----------------
              (6)  Rietschle                               SEK                  SEK                            100
                   Scandinavia AB,                1.000.000,00         1.000.000,00       100.000
                   Helsingborg/
                   Schweden

------------------ -------------------- ----------------------- -------------------- -------------------- ----------------
              (7)  Rietschle                               DKK                  DKK                            100
                   Scandinavia A/S,                 600.000,00           600.000,00        12
                   Holbaeck/
                   Danemark

------------------ -------------------- ----------------------- -------------------- -------------------- ----------------
              (8)  Rietschle Hong                          HKD                  HKD                           99,9
                   Kong Ltd.,                     2.000.000,00         1.999.999,00         1.999.999
                   Hong Kong/China

------------------ -------------------- ----------------------- -------------------- -------------------- ----------------
              (9)  Rietschle Trading                       USD                  USD                             60
                   (Shanghai) Co.                   610.000,00           366.000,00
                   Ltd.,
                   Shanghai/
                   China

------------------ -------------------- ----------------------- -------------------- -------------------- ----------------
             (10)  Werie (Far East)                        HKD                  HKD                           99,9
                   Co. Ltd.,                      5.600.000,00         5.599.999,00         5.999.999
                   Hong Kong/China

------------------ -------------------- ----------------------- -------------------- -------------------- ----------------
             (11)  Rietschle Japan                         JPY                  JPY                            100
                   Ltd.,                                                                    2.000
                   Yashio City/Japan

------------------ -------------------- ----------------------- -------------------- -------------------- ----------------
             (12)  Rietschle                               AUD                  AUD                            100
                   Australia                           400.000              400.000       400.000
                   Pty. Ltd.,
                   Michinbury/
                   Australien
------------------ -------------------- ----------------------- -------------------- -------------------- ----------------
             (13)  Rietschle Altus                         NZD                  NZD                             75
                   Air and Vacuum                   594.509,00           445.881,75       131.006 A
                   Ltd.,                                                                   16.376 B
                   Silverdale/
                   Neuseeland

------------------ -------------------- ----------------------- -------------------- -------------------- ----------------
             (14)  Rietschle Brazil,                   Anteile              Anteile                          99,88
                   Ltda,                            43.329.366           43.278.492
                   Curtiba/
                   Brasilien
------------------ -------------------- ----------------------- -------------------- -------------------- ----------------


The equity interest under no. (1), (8), (9), (10), (11), (13) and (14) to Thomas Industries Inc., U.S.A. ;

   the equity interest under no. (2) to TIWR U.K. Limited;
   the equity interest under no. (3) and (7) to TIWR Netherlands Holdings C.V.; the equity interest under no. (4) to TI France SAS;
   the equity interest under no. (5) and (6) to TI Luxembourg S.A.R.L.; and the equity interest under no. (12) to Thomas Industries Australia Pty. Ltd.;

  1.2 SALE, PURCHASE AND TRANSFER OF OTHER ASSETS
  -----------------------------------------------

  (a) TIWR Holding GmbH & Co. KG undertakes that Rietschle Opco shall subrogate immediately after Closing to the contracts indicated under (i) and hereby subrogates to the following contracts in lieu of Rietschle Holding indicated under and (ii) assumes the following obligations indicated under (iii):

  (i) The five Interest Swaps with Baden-Wurttembergische Bank AG in Stuttgart listed on Schedule 1.2(a)(i) provided that the approval of Baden-Wurttembergischen Bank AG regarding the subrogation by Rietschle Opco as set forth on Schedule 1.2(a)(i) is obtained;

  (ii) The employee contracts set forth on Schedule 1.2(a)(ii). If any employees exercise their statutory right of objection against the transfer of the employment relationship, TIWR Holding GmbH & Co. KG has to indemnify Rietschle Holding from the arising costs. Further, the obligations regarding employees' anniversaries and pensions of employees of Rietschle Holding as set forth on
  Schedule 1.2(a)(ii) except for obligations with regard to Dieter Rietschle and Werner Rietschle;

  (iii) all liabilities of Rietschle Holding at the Closing Date exclusively related to the Rietschle Business except the loan repayment obligation towards Rietschle Holding in the amount of approximately DM 33,600,000.00.

  (b) Rietschle Holding hereby sells and transfers legal title of all other assets related to the Rietschle Business - including the receivables against the tax authorities -, however, except the re-insurance claim regarding life insurance for the benefit of Werner and Dieter Rietschle in the amount of approximately DM 371,000.00, to TIWR Holding GmbH & Co. KG as of the Closing Date.

   (c) All receivables and payables as of the Closing Date between Rietschle Holding on the one hand and the Rietschle Companies on the other hand are hereby assigned to or assumed by Thomas or the Buyers, respectively as of the Closing Date.

  1.3 CONDITIONS
  --------------

  All transfers pursuant to Sections 1.1 and 1.2 are subject to full payment of the Consideration including late payment interest if any. The transfer of the Rietschle Opco Equity Interests is further subject to registration of the successorship of TIWR Holding GmbH & Co. KG in the commercial register. Regardless of the latter the Parties will immediately after the full payment of the Consideration act as if the transfer of legal ownership has occurred with payment of the Consideration.

                                   ARTICLE II

                           CONSIDERATION FOR TRANSFER

  2.1 CONSIDERATION.
  -----------------

  On the Closing Date, Thomas and the Buyers shall deliver to Rietschle Holding the following aggregate consideration for the Interests - including the shares in Rietschle B.V. - and the other assets mentioned under 1.2 (the "CONSIDERATION"):

  (a) EUR 85,519,620 (in words: eighty five million five hundred nineteen thousand six hundred twenty EURO) in immediately available funds (the "CASH CONSIDERATION"). Payment shall be made to the following account of Rietschle Holding free of all costs:

  Account no.: 00.07002.009

  Bank Code: 201 200 00

  Bank: Berenberg Bank Hamburg

  In the event of delayed payment, late payment interest on the unpaid balance in the amount of 5% per year will be due. Decisive for due payment is the receipt on the above mentioned bank account of Rietschle Holding.

  (b) transfer to Rietschle Holding legal title of 1,800,000 (in words: one million eight hundred thousand) shares of Thomas common stock, par value $
  1.00 per share (the "THOMAS STOCK") to

  Bank: Brown Brothers Harriman & Co. New York,

  DTC Agent Bank No. 10419

  For Account of Berenberg Bank Hamburg 192558 in favor of subaccount no 40.07002.001.

  (c) The allocation of the Consideration is set forth on Schedule 2.2.

  2.2 CLOSING DATE BALANCE SHEET.
  -------------------------------

  (a) On or before October 15, 2002 Rietschle Holding shall prepare a balance sheet of Rietschle Holding as of the Closing Date, prepared in accordance with German GAAP and in continuation of the previous accounting principles applied to the Rietschle Holding Financial Statements (the "RIETSCHLE HOLDING CLOSING DATE BALANCE SHEET").

  (b) On or before October 15, 2002 Rietschle Opco shall prepare a balance sheet of Rietschle Opco as of the Closing Date prepared in accordance with German GAAP and in continuation of the previous accounting principles (the "RIETSCHLE OPCO CLOSING DATE BALANCE SHEET").

  (c) Based on the Rietschle Holding Balance Sheet and the Rietschle Opco Interim Balance Sheet, Thomas shall on or before November 30, 2002 prepare a consolidated interim balance sheet for the Rietschle Business as of the

  Closing Date prepared in accordance with German GAAP and in continuation of the previous accounting principles (the "CLOSING DATE BALANCE SHEET").

  (d) In preparation of the balance sheets indicated under (a), (b) and (c) (collectively the "Closing Date Balance Sheets") the sale and transfer of the Interests shall not be taken into account.

  (e) The Closing Date Balance Sheets as delivered to Thomas or Rietschle Holding as the case may be shall be final and binding on the Parties unless, within thirty (30) days after delivery to Thomas or Rietschle Holding, Rietschle Holding or Thomas shall deliver to Thomas or Rietschle Holding, respectively a written notice indicating disagreement with the proposed Closing Date Balance Sheets and summarizing in reasonable detail the items in dispute (a "DISPUTE NOTICE"). After delivery of a Dispute Notice, Thomas and Rietschle Holding shall promptly negotiate in good faith with respect to the subject of the Dispute Notice, and if they are unable to reach an agreement within thirty (30) days after delivery to Thomas or Rietschle Holding as the case may be of the Dispute Notice, the Parties shall submit the dispute to an international public accounting firm, which has no material relationship to either of the Parties or their respective Affiliates chosen by agreement of the Parties, or if they are unable to agree, then to an international firm with no such relationship chosen by lot (the "INDEPENDENT AUDITOR"). The Independent Auditor shall be directed to issue a final and binding decision within thirty (30) days of submission of the Dispute Notice as to the issues of disagreement referred to in the Dispute Notice and not resolved by Thomas and Rietschle Holding. The Closing Date Balance Sheets, as so adjusted by agreement or by the Independent Auditor (if required), shall be final and binding on the Parties. The fees and costs of the Independent Auditor shall be borne equally by Thomas and Rietschle Holding.

  For purposes of this Agreeement, "Affiliate" of Thomas or Rietschle Holding, means any other person, directly or indirectly, controlling, controlled by, or under common control with, Rietschle Holding or Thomas. The term "control" (including, with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any person, means the possession, directly or indirectly, of the power to vote 25% or more of the Voting Securities (or in the case of a person which is not a corporation, 25% or more of the ownership interest, beneficial or otherwise) of such person, or the ability to otherwise direct or cause the direction of the management and policies of that person, whether through the ownership of Voting Securities, by contract or otherwise. "Voting Securities" of any person means securities of any class or classes of such person the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the directors of such person.

                                  ARTICLE I II

                                     CLOSING

  3.1 CLOSING.
  ------------

  The closing of the transactions contemplated by this Agreement (the "CLOSING") will occur on August 29, 2002 (the "CLOSING DATE"). The transfer, assignment and delivery of the Interests and the other assets set forth in Section 1.2 shall economically and legally be effective on the Closing Date subject to the condition pursuant to Article I Section 1.3.

  3.2 DELIVERIES BY RIETSCHLE HOLDING.
  ------------------------------------

  At Closing, after payment and delivery of the Consideration, Rietschle Holding shall deliver to Thomas the following documents insofar as required from case to case in order to effect the transfer of legal title in the Interests:

  (a) fully executed assignments and any other documentation set forth on
  Schedule 3.2(a) which are necessary or appropriate to effect the transfer of ownership of the Interests to Thomas or the Buyers free and clear of any Encumbrances;

  (b) any third-party consents set forth on Schedule 3.2(b) which are required to consummate the transactions contemplated hereby; and

  (c) such other instruments, agreements or documents set forth on Schedule 3.2(c) which may be necessary or appropriate to carry the transactions contemplated hereby.

  3.3 DELIVERIES BY THOMAS.
  -------------------------

  At Closing, Thomas shall deliver (or cause to be delivered) to Rietschle Holding the following:

  (a) the Cash Consideration by wire transfer to the account of Rietschle Holding indicated in Section 2.1 (a);

  (b) a certificate for the Thomas Stock;

  (c) an Employment Agreement by and between TIWR Holding GmbH & Co. KG and Dieter Rietschle, and

  (d) such other instruments, agreements or documents as may be necessary or appropriate to carry out the transaction contemplated hereby.

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES BY RIETSCHLE HOLDING

  In order to cause the Parties to execute this Agreement the Parties represent, warrant and guarantee vis-a-vis each other - not in the meaning of a guarantee pursuant to ss. 443 German Civil Code, but in the meaning of an independent guarantee pursuant to ss. 311 para. 1 German Civil Code - the following actual and legal circumstances as set forth in Article V (guarantee of Rietschle Holding towards Thomas and the Buyers) and Article VI (guarantee of Thomas and the Buyers towards Rietschle Holding) on and as of the date hereof, except those circumstances set forth in the disclosure schedules referred to in
  Article V or Article VI

                                    ARTICLE V

        REPRESENTATIONS AND WARRANTIES BY RIETSCHLE HOLDING REGARDING THE
                              RIETSCHLE COMPANIES

  5.1 AUTHORITY.
  --------------

  Except as set forth on Schedule 5.1 Rietschle Holding and the Rietschle Companies have full capacity, right, power and authority, without the consent of any other person, to execute and deliver this Agreement and the other documents delivered in connection herewith and to carry out the transactions contemplated hereby and thereby. All acts or proceedings required to be taken by Rietschle Holding and the Rietschle Companies to authorize the execution, delivery and performance of this Agreement and the other documents delivered in connection herewith on the Closing Date and all transactions contemplated hereby and thereby have been or will be duly and properly taken.

  5.2 VALIDITY; CONSENTS.
  -----------------------

  (a) This Agreement has been, and the documents delivered in connection herewith have been, duly executed and delivered and constitute lawful, valid and legally binding obligations of Rietschle Holding, the Rietschle Companies, Werner Rietschle GmbH + Co. KG Holding, Dieter Rietschle, Fabian Rietschle and Sabine Runzi, enforceable in accordance with their terms.

  (b) The execution and delivery of this Agreement and the other documents delivered in connection herewith and the consummation of the transactions contemplated hereby and thereby, are not prohibited by, do not violate any provision of any laws and do not constitute a default or a breach of and do not impair any rights under:

  (i) the organizational documents of any of the Rietschle Companies, or Rietschle Holding,

  (ii) any agreement or other instrument to which any of the Rietschle Companies, or Rietschle Holding is a party or by which any of the Rietschle Companies, or Rietschle Holding or any of their assets are bound,

  (iii) any order, writ, injunction, decree or judgment of any court or governmental agency, or

  (iv) any law,

  except as set forth on Schedule 5.2.

  5.3 DUE ORGANIZATION.
  ---------------------

  (a) Rietschle Opco is a duly organized limited partnership, validly existing and in good standing under the laws of Germany and has full power and authority and all requisite rights, licenses, permits and franchises to own, lease and operate its assets. Rietschle Holding and each of the Rietschle Companies is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has full power and authority and all requisite rights, licenses, permits and franchises to own, lease and operate its assets and to carry on the Rietschle Business. Rietschle Holding has provided to Thomas full, correct and complete copies of all organizational documents of each of the Rietschle

  Companies and correctly reflect the legal and actual circumstances of the Rietschle Companies. The nominal equity of the each of the Rietschle Companies has been fully paid in and not been paid back. No liability of Rietschle Opco pursuant to ss.ss. 171, 172 German Commercial Code exists. Each of the Rietschle Companies is duly licensed, registered and qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the ownership, leasing or operation of its assets or the conduct of its business requires such qualification, except where the failure(s) to be so licensed, registered or qualified, in the aggregate, would not have a material adverse effect upon the Rietschle Business or its assets. Schedule 5.3(a) sets forth each jurisdiction in which the Rietschle Companies are licensed or qualified to do business.

  (b) The books of account and other financial records of Rietschle Holding, and each of the Rietschle Companies, as far as they relate to the Rietschle Business which have been or will be made available to Thomas are accurate, correct and complete and have been maintained in accordance with good business practices. The minute books and stock records of the Rietschle Companies contain accurate, correct and complete records of all meetings, accurately reflect all other material corporate action of the equity holders and directors and any committees of the board of directors of each of the Rietschle Companies and accurately reflect the ownership of each of the Rietschle Companies.

  5.4 RIETSCHLE COMPANIES.
  ------------------------

  Rietschle Holding owns legally and beneficially the Rietschle Companies as indicated in the chart under Section 1.1 and on Schedule 0. Rietschle Holding has directly or indirectly, respectively, good and marketable and indefeasible title to the Interests, and has the absolute right, power and capacity to sell, assign, transfer and deliver all right, title and interest, both legal and equitable, in the Interests to Thomas, free and clear of all encumbrances. Except as set forth on Schedule 5.4, none of the Rietschle Companies owns stock or has any equity investment or other interest in, or controls, directly or indirectly, any corporation, association, partnership, joint venture or other entity and has not had such an ownership or control relationship with any such entity. The legal circumstances and ownership information indicated in the chart under 1.1 as well as in Schedule 0 are correct and complete. All outstanding capital stock or equity interests in each of the Rietschle Companies are, and all previously issued capital stock or equity interests of each of the Rietschle Companies not currently outstanding were, duly authorized, validly issued, fully paid, and were neither paid back to the equity holder or partners nor issued in violation of any laws, preemptive, subscription or other right of any person to acquire securities. There is no outstanding subscription, option, convertible or exchangeable security, preemptive right, warrant, call or agreement (other than this Agreement) relating to the Interests or any capital stock or other obligation or commitment (contingent or otherwise) to make any payment or to issue any additional capital stock or equity in any of the Rietschle Companies. There are no voting trusts or other agreements, arrangements or understandings applicable to the exercise of voting or any other rights with respect to any of the Interests. The Interests are free and clear of all encumbrances.

  Upon the completion of the transactions contemplated hereby, Thomas or the Buyers will have, directly or indirectly, good and marketable title to and ownership of the Interests , free and clear of all encumbrances.

  5.5 TRANSACTIONS WITH AFFILIATES.
  ---------------------------------

  (a) Since December 31, 2001, there has not been any dividend or other distribution of assets by any of the Rietschle Companies or Rietschle Holding, except for payment pursuant to Section 7.4(b) and the reported amount of EUR 1,400,000. No consultant fee with respect to this agreement has been paid since December 31, 2001 or has been repayed, respectively. Except as set forth on Schedule 5.5, no Affiliate of Rietschle Holding:

  (i) owns, directly or indirectly, any debt, equity or other interest or investment in any corporation, association or other entity which is a competitor, lessor, lessee, customer, supplier or advertiser of the Rietschle Business;

  (ii) has any cause of action or other claim whatsoever against or owes any amount to, or is owed any amount by, any of the Rietschle Companies;

  (iii) has any interest in or owns any property or right used in the conduct of the Rietschle Business;

  (iv) is a party to any contract, lease, agreement, arrangement or commitment used in the Rietschle Business; or

  (v) received from or furnished to any of the Rietschle Companies any goods or services.

  In this Section 5.5(a), the term "AFFILIATE" shall mean any shareholder, any equity holder, any officer or director of Rietschle Holding or a Rietschle Company, any member of the immediate family (including spouse, brother, sister, descendant, ancestor or in-law) of any shareholder or any officer or any director of Rietschle Holding or any Rietschle Company.

  (b) Except for the Interests and the other assets sold pursuant to this Agreement, none of the assets of Rietschle Holding which have not been sold pursuant to the Agreement is required for the operation of the Rietschle Business.

  5.6 ANNUAL FINANCIAL STATEMENTS.
  --------------------------------

  (a) The audited consolidated balance sheets, statement of cash flows and income statement of Rietschle Holding (2001) and Rietschle GmbH + Co. KG Holding (1999 and 2000) for the three (3) years ended December 31, 2001, (collectively, the "RIETSCHLE HOLDING FINANCIAL STATEMENTS") are (i) accurate, correct and complete, (ii) in accordance with the books of account and records of Rietschle Holding and the Rietschle Companies, (iii) present fairly the financial condition and results of operations of Rietschle Holding and the Rietschle Companies as of the dates and for the periods indicated and (iv) are prepared in accordance with German GAAP throughout the periods covered thereby. Rietschle Holding has delivered the Rietschle Holding Financial Statements to Thomas.

  (b) The unaudited consolidated balance sheet, statement of cash flows and income statement for the Rietschle Business for the three (3) years ended December 31, 2001 (the "RIETSCHLE BUSINESS FINANCIAL STATEMENTS") which have been provided to Thomas are (i) accurate, correct and complete, (ii) in accordance with the books of account and records of Rietschle Holding and the Rietschle Companies, (iii) present fairly the financial condition and results of operations of the Rietschle Business as of the dates and for the periods indicated and (iv) are prepared in accordance with German GAAP throughout the periods covered thereby. Schedule 5.6(b) sets forth the assets, liabilities, revenues, expenses, income and other items which were not included from the Rietschle Holding Financial Statements in creating the Rietschle Business Financial Statements. Except as set forth on Schedule 5.6(b), neither Rietschle Holding nor any of its Affiliates which is not sold to the Buyers, own or possess any assets used in the Rietschle Business. The working capital of the Rietschle Business has been maintained from December 31, 2001 through Closing consistent and in accordance with past practices of the Rietschle Business including the payment of accounts payable and the collection of accounts receivable. Rietschle Holding has delivered the Rietschle Business Financial Statements to Thomas. For purposes of the Agreement, "FINANCIAL STATEMENTS" means the Rietschle Holding Financial Statements, the Rietschle Business Financial Statements, the Interim Financial Statements and the Rietschle Business Interim Financial Statements.

  5.7 INTERIM FINANCIAL STATEMENTS
  --------------------------------

  (a) The consolidated interim balance sheet, statement of cash flows and income statement of Rietschle Holding for the six months ended and as of June 30, 2001 and June 30, 2002 (collectively, the "INTERIM FINANCIAL STATEMENTS"), that have been provided to Thomas are (i) accurate, correct and complete, (ii) in accordance with the books of account and records of Rietschle Holding,
  (iii) present fairly the financial condition and results of operations of Rietschle Holding and the Rietschle Companies as of the dates and for the periods indicated and (iv) are prepared in accordance with German GAAP throughout the periods covered thereby except that the Interim Financial Statements do not have footnotes.

  (b) The consolidated interim balance sheet, statement of cash flows and income statement of the Rietschle Business for the six months ended and as of June 30, 2001 and June 30, 2002, (collectively, the "RIETSCHLE BUSINESS INTERIM FINANCIAL STATEMENTS") that have been provided to Thomas are (i) accurate, correct and complete, (ii) in accordance with the books of accounts and records of the respective Rietschle Company, (iii) present fairly the financial condition and results of operations of the Rietschle Business as of the dates and for the periods indicated and (iv) are prepared in accordance with German GAAP throughout the periods covered thereby except that the Rietschle Business Interim Financial Statements do not have footnotes.
  Schedule 5.7(b) sets forth the assets, liabilities, revenues, expenses, income and other items which were not included from the Interim Financial Statements in creating the Rietschle Business Interim Financial Statements. Rietschle Holding has delivered the Rietschle Business Interim Financial Statements and the Interim Financial Statements to Thomas.

  5.8 INTERIM CHANGE.
  -------------------

  Except as set forth on Schedule 5.8, since December 31, 2001, the Rietschle Companies have operated the Rietschle Business only in the ordinary course, consistent with past practices, and during such period - except stated otherwise in Schedule 5.8 - there has not been:

  (a) any event, change, effect or development that, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on the Rietschle Business or any of the Rietschle Companies or their business prospects or financial condition;

  (b) any acquisition of any assets that, individually or in the aggregate, involves or would involve an investment or expenditure by Rietschle Holding or any Rietschle Company in excess of EUR 100,000.00 per year except as indicated in the 2002 budget which has been submitted to the Buyers and Thomas, respectively;

  (c) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Interests, or any repurchase for value of any Interests;

  (d) any agreement by Rietschle Holding or any of the Rietschle Companies authorizing any director, executive officer or employee with annual compensation in excess of EUR 75,000.00, of the Rietschle Business to receive, in particular:

  (i) any increase in compensation except in the ordinary course of business consistent with prior practice or as was required under written employment agreements in effect as of December 31, 2001,

  (ii) any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of December 31, 2001 or applicable labor law;

  (iii) any new employment, severance or termination agreements;

  (e) any grant by any of the Rietschle Companies of any option to purchase shares of capital stock, equity interests or assets;

  (f) any change in credit practices as to customers of the Rietschle Business;

  (g) any occurrence of any encumbrance on, or any material damage or loss to, the Rietschle Companies or the Rietschle Business or its assets; or

  (h) any change in accounting methods or methods of establishing accounting reserves, principles or practices by Rietschle Holding or any of the Rietschle Companies.

  5.9 ACCOUNTS RECEIVABLE.
  ------------------------

  All outstanding accounts receivable of the Rietschle Companies as of the Closing Date shown in the Closing Date Balance Sheet are valid claims, expected to be fully collectible within one hundred twenty (120) days of delivery and subject to no defense, offsets or counterclaims, except as reserved against as set forth in Schedule 5.9 which reserve must not exceed the respective reserve shown in the Rietschle Business Interim Financial Statements as of June 30, 2002 or shown on Schedule 5.9. Except as set forth on Schedule 5.9 no Accounts Receivable are subject to prior assignment, claim, lien or security interest. Where receivables arose out of secured transactions, all financing statements and other instruments required to be filed or recorded to perfect the title or security interest of the Rietschle Companies have been properly filed and recorded. Schedule 5.9 contains a correct and complete list of the names and addresses of all banks and financial institutions in which any of the Rietschle Companies has an account, deposit, safe-deposit box, line of credit or other loan facility or relationship, lock box or other arrangement for the collection of Accounts Receivable, with the names of all persons authorized to draw or borrow thereon or to obtain access thereto.

  5.10 INVENTORY.
  ---------------

  All inventories reflected on the Financial Statements are (a) properly valued in the manner described in the Rietschle Holding Financial Statements at the lower of cost or market value in accordance with German GAAP; (b) of good and merchantable quality and contain no material amounts that are not salable and usable for the purposes intended in the ordinary course of the Rietschle Business and meet the current standards and specifications of the Rietschle Business and are not obsolete; and (c) at levels adequate and not excessive in relation to the circumstances of the Rietschle Business and in accordance with past inventory stocking practices. Schedule 5.10 sets forth any inventory held on consignment and a description of any consignment arrangements with respect to the Rietschle Business.

  5.11 INSURANCE.
  ---------------

  Schedule 5.11 sets forth a correct and complete list (including name of the insurer, coverage and expiration date) of all binders and policies of all material insurance, self-insurance programs or fidelity bonds ("INSURANCE") maintained by the Rietschle Companies or in which a Rietschle Company is a named insured. All Insurance has been issued under valid and enforceable policies or binders for the benefit of the Rietschle Companies and all such policies or binders are in full force and effect. All premiums which are required to be paid prior to Closing have been paid. Schedule 5.11 sets forth the claims experience for the last three (3) full fiscal years and the interim period through the date hereof with respect to the Rietschle Companies (both insured and self-insured) and the currently pending claims as of April 15, 2002 insofar as the damage in a single case exceeds the amount of EUR 50,000.00 or EUR 100,000.00 in the aggregate. No notice of cancellation or non renewal with respect to any insurance has been received by any of the Rietschle Companies within the last three fiscal years except stated otherwise on Schedule 5.11. Schedule 5.11 sets forth a list of all material quotes received from insurance companies within the last 12 months from the date hereof.

  5.12 TITLE TO ASSETS (EXCEPT REAL ESTATE).
  ------------------------------------------

  Except as set forth in Schedule 5.12 each of the Rietschle Companies has good and marketable title to all of the owned assets , free and clear of all encumbrances, apart from customary retention of title. Rietschle Holding has good and marketable title to the owned assets, free and clear of all encumbrances being transferred pursuant to section 1.2. Except as set forth on
  Schedule 5.12, none of the owned assets and the assets the Rietschle Companies purport to own are subject to (a) any encumbrances, except minor liens and encumbrances which do not materially detract from the value or interfere with the present use thereof, (b) any royalty or commission arrangement, (c) defect of title, (d) any asserted or purported claim for return, obligation or burden, (e) any contract of lease, license or sale. The owned assets and the used assets are in good operating condition and repair (reasonable wear and tear excepted) and are suitable for the purposes for which they are presently being used, and are adequate to meet all present and reasonably anticipated future requirements of the Rietschle Business as presently conducted.

  5.13 REAL ESTATE.
  -----------------

  (a) Schedule 5.13(a) sets forth a correct and complete list of each parcel of real property owned by each of the Rietschle Companies (the "REAL ESTATE"). Except as set forth in Schedule 5.13(a) each of the Rietschle Companies is the sole and exclusive legal and equitable owner of all right, title and interest in and has good, marketable and insurable title in, and is in possession of, all Real Estate that it purports to own, including the buildings, structures, sidetracks and improvements situated thereon and appurtenances thereto, in each case free and clear of all encumbrances of any kind in particular, tenancies and other possessory interests, conditional sale agreements, encumbrances, easements, rights of way, covenants, reservations, defects in title, encroachments and other burdens. All of the Real Estate that is owned by the Rietschle Companies shall be free of all encumbrances, except as indicated on Schedule 5.13(a).

  (b) The Rietschle Companies have delivered - Schedule 5.13 (b) - to Buyers or Thomas, respectively accurate, correct and complete list of all real property leased or subleased by the Rietschle Companies, including identification of the lease (the "Leased Real Estate") or sublease, street address and list of all contracts, agreements, leases, subleases, options and commitments, oral or written, affecting such real property or any interest therein to which any of the Rietschle Companies is a party or by which any of their interests in real property is bound (the "Real Estate Leases"). The Rietschle Companies have been in peaceable possession of the premises covered by each Real Estate Lease since the commencement of the original term of such Real Estate Lease. The Rietschle Companies have delivered to Thomas accurate, correct and complete copies of each Real Estate Lease as of the date hereof. There is not presently existing any material breach of any Real Estate Lease. To the best knowledge of Rietschle Holding and the Rietschle Companies, as of the Closing, no disputes with third parties exist with respect to the Leased Real Estate.

  5.14 PERSONAL PROPERTY LEASES.
  ------------------------------

  Schedule 5.14 sets forth a correct and complete list of all leases of personal property used in the Rietschle Business (the "PERSONAL PROPERTY LEASES") insofar as they result in a single case in a yearly payment obligation of more than EUR 100,000.00 (the "Material Personal Property Leases"). Rietschle Holding has delivered to the Buyers or Thomas, respectively a correct and complete copy of the relevant Personal Property Lease. There is not presently existing any material breach of any Personal Property Lease.

  5.15 INTELLECTUAL PROPERTY.
  ---------------------------

  Schedule 5.15 sets forth a correct and complete list of all patents, trademarks, trademark rights, trade names, trade styles, trade dress, product designations, service marks, copyrights and applications for any of the foregoing utilized in the Rietschle Business or in which any of the Rietschle Companies has an interest (the "INTELLECTUAL PROPERTY"), and a correct and complete list of all licenses and other agreements relating to any Intellectual Property insofar as they result in a single case in a yearly payment obligation of more than EUR 100,000.00. Except as set forth in
  Schedule 5.15, (a) each of the Rietschle Companies is the sole and exclusive owner and has the sole and exclusive right to use the Intellectual Property;
  (b) no action, suit, proceeding or investigation has been filed or is pending or to the best knowledge of Rietschle Holding and the Rietschle Companies threatened; (c) none of the Intellectual Property interferes with, infringes upon, conflicts with or otherwise violates the rights of others or to the best knowledge of Rietschle Holding and the Rietschle Companies is being interfered with or infringed upon by others, and none is subject to any outstanding order, decree, judgment, stipulation or charge; (d) there are no royalty, commission or similar arrangements, and no licenses, sublicenses or agreements, pertaining to any of the Intellectual Property; (e) none of the Rietschle Companies has agreed to indemnify any person for or against any alleged infringement of or by the Intellectual Property; (f) Rietschle Holding has no knowledge of any patent, invention or application therefor or similar property which would infringe upon any of the Intellectual Property; (g) all items of Intellectual Property are properly registered under applicable law; and (h) the Intellectual Property constitutes all such assets, properties and rights which are necessary for the conduct of the Rietschle Business.

  5.16 TRADE SECRETS.
  -------------------

  Following Closing, any information such as know how, trade secrets or protected information, which is used until Closing in the Rietschle Business may be used in the Rietschle Business after Closing on the same basis and terms as it was used prior to Closing. The consummation of the Agreement and the transactions contemplated hereby will not result in any payment or other obligation towards third persons.

  5.17 SOFTWARE AND INFORMATION SYSTEMS.
  -------------------------------------

  All Software rights required in order to conduct the Rietschle Business are owned or licensed by the Rietschle Companies. For purposes hereof, "SOFTWARE" means all electronic data processing systems, information systems, computer software programs, program specifications, charts, procedures, source codes, object codes, input data, routines, data bases and report layouts and formats, record file layouts, diagrams, functional specifications and narrative descriptions, flow charts and other related material and documentation and any and all licenses and copies thereof and rights thereto.

  5.18 CUSTOMERS AND SUPPLIERS.
  -----------------------------

  Except as set forth on Schedule 5.18, all contracts or agreements with customers and suppliers of the Rietschle Business involving more than EUR 100,000.00 in a single case were entered into in the ordinary course of business for usual quantities and at normal prices. Schedule 5.18 sets forth a correct and complete list of the ten (10) largest customers and (10) largest suppliers of the Rietschle Business considered as a whole determined on the basis of revenues from items sold (with respect to customers) or costs of items purchased (with respect to suppliers) for each of 2000, 2001, and the first quarter of the year 2002. To the best knowledge of Rietschle Holding and the Rietschle Companies, except as set forth on Schedule 5.18, no customer or supplier will cease to do business or materially reduce their business with the Rietschle Business as a result of the consummation of any transaction contemplated hereby or that any customer or supplier is threatened with bankruptcy or insolvency which would have a material adverse affect on the Rietschle Business. Except as set forth on Schedule 5.18 to the best knowledge of Rietschle Holding and the Rietschle Companies the contracts and agreements with customers and suppliers do not contain termination rights as a result of the transfer of ownership in the Interests contemplated in this Agreement.

  5.19 AGENTS AND EMPLOYEES.
  --------------------------

  (A) AGENTS.
  -----------

  Schedule 5.19(a) sets forth a correct and complete list of all agreements and arrangements of the Rietschle Companies with agents, distributors or similar agreements.

  (B) EMPLOYEES.
  --------------

  Schedule 5.19(b) sets forth a correct and complete list of all employees of the Rietschle Companies, including name, title or position and years of service. Schedule 5.19(b) sets forth a correct and complete list of each employee who may become entitled to receive supplementary retirement benefits or allowances, whether pursuant to a contractual obligation or otherwise, and the estimated amounts of such payments.

  (C) LABOR DISPUTES.
  -------------------

  Except as set forth on Schedule 5.19(c) no controversies at court are pending or, to the best knowledge of Rietschle Holding and the Rietschle Companies, threatened involving any employees. To the best knowledge of Rietschle Holding and the Rietschle Companies, no union organizing or election activities involving any nonunion employees of the Rietschle Companies thereof are in progress or threatened. Except as set forth on Schedule 5.19(c) Rietschle Holding and the Rietschle Companies have no reason to believe that any employee of the Rietschle Companies will not continue employment with the Rietschle Companies as a result of the consummation of this Agreement.

  5.20 EMPLOYEE BENEFIT PLANS.
  ----------------------------

  (A) BENEFIT PLANS.
  ------------------

  Schedule 5.20(a) sets forth a correct and complete list of all employee welfare benefit plans, employee pension benefit plans, bonus, profit sharing, deferred compensation, incentive or other compensation or benefit plans or arrangements, and other employee fringe benefit plans (all the foregoing being herein called "BENEFIT PLANS") which involve in the aggregate, EUR 50,000.00 per benefit or Benefit Plan per year, maintained or contributed to or by any of the Rietschle Companies or any other organization for the benefit of any of its officers, employees or other persons. The Rietschle Companies have delivered to the Buyers or Thomas, respectively accurate, correct and complete copies of (i) each material Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (ii) the most recent annual report and any related actuarial valuation report, filed with German governmental authorities and any other applicable jurisdictions in which the Rietschle Companies do business with respect to any Benefit Plan (if any such report was required or is available).

  (B) COMPLIANCE.
  ---------------

  Each of the Rietschle Companies and each Benefit Plan (and any related trust agreement or annuity contract or any other funding instrument) comply and are administered currently, and have complied and been administered in the past, from their inception both as to form and operation, with the terms and with the provisions of all applicable laws; and all necessary governmental approvals for the Benefit Plans have been obtained.

  (c) No action, suit, proceeding, hearing or investigation with respect to the administration or the investment of the assets of any such Benefit Plan (other than routine claims for benefits) is pending or to the best knowledge of Rietschle Holding and the Rietschle Companies threatened.

  5.21 LICENSES AND PERMITS.
  --------------------------

  The Licenses and Permits currently issued to the Rietschle Companies are valid and in full force and effect and there are not pending, or, to the best knowledge of Rietschle Holding and the Rietschle Companies, threatened, any proceedings which could result in the termination, revocation, limitation or impairment of any License or Permit. Each of the Rietschle Companies has all Licenses and Permits that are necessary or appropriate in order to enable it to own and conduct the Rietschle Business, including all permits required under Environmental Laws. No violations have been recorded in respect of any Licenses and Permits, and there is no meritorious basis therefor. For purposes of this Agreement, "Licenses and Permits" means each license, permit, certificate, approval, exemption, franchise, registration, variance, accreditation or authorization from any governmental body or agency required by or necessary to operate the Rietschle Business.

  5.22 MATERIAL CONTRACTS.
  ------------------------

  Schedule 5.22 sets forth a correct and complete list of all instruments, commitments, agreements, arrangements and understandings related to the Rietschle Business, to which Rietschle Holding and each of the Rietschle Companies is a party or bound, or by which any of their respective assets are subject or bound, or pursuant to which any of the Rietschle Companies is a beneficiary (collectively, "Contracts"), meeting any of the descriptions set forth below (the "MATERIAL CONTRACTS"):

  (a) Real Estate Leases, Material Personal Property Leases, licenses of Intellectual Property, Software agreements, employment contracts Benefit Plans, ; insofar that they result in a single case in a yearly payment obligation of more than EUR 100,000.00;

  (b) any purchase order, agreement or commitment obligating any of the Rietschle Companies to sell or deliver any product or service involving at least EUR 100,000.00, at a price which does not cover the cost (including labor, materials and production overhead) plus the customary profit margin associated with such product or service;

  (c) any financing agreement or other agreement for borrowing money or any obligation for the deferred purchase price of property in excess of EUR 100,000.00 (excluding normal trade payables), or any instrument guaranteeing any indebtedness, obligation or liability which could result in a single case in a payment obligation of more than EUR 100,000.00;

  (d) any joint venture, partnership, cooperative arrangement or any other agreement involving a sharing of profits, control agreement or company agreements in the meaning of the Stock Corporation Act;

  (e) any contract with any government or any agency or instrumentality thereof;

  (f) any contract with respect to the discharge, storage or removal of Materials of Environmental Concern;

  (g) any distribution, license or royalty agreement insofar as they result in a single case in a yearly payment obligation of more than EUR 100,000.00;

  (h) any power of attorney, proxy or similar instrument;

  (i) any contract for the purchase or sale of any assets of the Rietschle Companies (whether or not completed) other than in the ordinary course of business or granting an option or preferential rights to purchase or sell any assets insofar as they result in a single case involving payment of or assets valued at more than EUR 100,000.00;

  (j) any contract to indemnify any person or to share in or contribute to the liability of any person;

  (k) any contract executed within the last twelve months before Closing relating to the acquisition of a business or the equity of any other person (whether or not completed); and

  (l) any other contract, commitment, agreement, arrangement or understanding related to the Rietschle Business which (i) provides for payment or performance in a single case by either party thereto having a value of more than EUR 100,000 , or (ii) is between any of the Rietschle Companies, Rietschle Holding, or any non-wholly-owned Affiliate thereof, excluding any sales of inventory in the ordinary course of business.

  Correct and complete copies of each Material Contract have been delivered to Thomas. Each Contract is in full force and effect and is valid, binding and enforceable in accordance with its terms. The Rietschle Companies have complied with all material commitments and obligations on its part to be performed or observed under each Contract and to the best knowledge of Rietschle Holding and the Rietschle Companies the respective other parties are not in breach of material obligations under any Contract. No event has occurred which is or, after the giving notice or passage of time, or both, would constitute a default under or a breach of any Contract by any of the Rietschle Companies thereof, or, to the best knowledge of Rietschle Holding and the Rietschle Companies, by any other party. There is no encumbrance of any kind on any of the Rietschle Companies interest under any Contract. The Rietschle Companies have not received or given notice of an intention to cancel or terminate a Contract or to exercise or not exercise options or rights under a Contract. The Rietschle Companies have not received any notice of a default, offset or counterclaim under any Contract, or any other communication calling upon the Rietschle Companies to comply with any provision of any Contract or ascertaining noncompliance. The consummation of the transactions contemplated hereby, without notice to or consent or approval of any party, will not constitute a default under or a breach of any provision of a Contract and the Rietschle Companies will have and may enjoy and enforce all rights and benefits under each Contract in the same manner as if the transactions contemplated hereby were not consummated.

  5.23 NONCOMPETITION.
  -------------------

  Except as set forth on Schedule 5.23, the Rietschle Companies are not subject to any non competition or similar agreement that prohibits or restricts the Rietschle Companies from engaging in any business or other activities.

  5.24 TAXES.
  -----------

  (a) Each of the Rietschle Companies has filed, all information, returns and statements (collectively, "RETURNS") required to be filed or sent with respect to all taxes of every kind and however measured, including income, gross receipts, excise, franchise, property, value added, import duties, employment, payroll, sales and use taxes and any additions to tax and any interest or penalties thereon (collectively, "TAXES") for any period ending on or before the date hereof. The Returns are correct. Each of the Rietschle Companies has timely paid or if payment is not yet due, has made provision for all Taxes shown as due and payable on its Returns required to be filed and will timely pay all Taxes that will be shown as due and payable on its Returns required to be filed or sent after the date hereof. None of the Rietschle Companies has requested any extension of time within which to file any Return except as otherwise indicated in Schedule 5.24. Rietschle Holding has delivered to Thomas accurate, correct and complete copies of all income Tax Returns for the last three (3) fiscal years.

  (B) COMPLIANCE.
  ---------------

  Each of the Rietschle Companies has complied with all applicable Tax Laws.

  (C) DISPUTES.

  Except as set forth in Schedule 5.24(c) there are no Tax liens on any assets of the Rietschle Business. No adjustment of or deficiency for any Tax or claim for additional Taxes has been proposed, threatened, asserted or assessed against any Rietschle Company or any member of any affiliated or combined group of which any of the Rietschle Companies is or was a member for which any of the Rietschle Companies could be liable. None of the Rietschle Companies has been audited by any Taxing authority in the last (3) years. None of the Rietschle Companies has any dispute with any Taxing authority as to Taxes of any nature.

  (D) ADEQUACY OF RESERVES.
  -------------------------

  The Financial Statements contain adequate accruals for all Taxes for all periods ending on or prior to such date all of which are consistent with prior periods.

  5.25 PRODUCT WARRANTY.
  ----------------------

  Except with respect to those events specifically covered by the reserves shown in the Financial Statements all products manufactured, processed, distributed, shipped or sold by any of the Rietschle Companies and any services rendered by them have been in conformity with all applicable contractual commitments, all expressed or implied warranties and all laws. Schedule 5.25 sets forth a correct and complete list of all standard warranties, warranty policies and material deviations (meaning any deviation from the Rietschle Companies` standard form of warranty which either with respect to a customer or a product could collectively result in a potential claim in excess of EUR 100,000.00) from such standard warranty, service and maintenance agreements of the Rietschle Business. Except as set forth on Schedule 5.25 or with respect to any product warranty claim which would not exceed in a single case or because of a repeated failure or defect would not result in aggregate liabilities of more than EUR 50,000.00 no products heretofore manufactured, processed, distributed, sold, delivered or leased by the Rietschle Companies are now subject to any guarantee, warranty, claim for product liability, or patent or other indemnity, and there have been no claims that exceed the Rietschle Companies' reserves for product warranty matters. The product warranty and return experience for the three (3) years ended December 31, 2001 and the interim period through June 30, 2002 is set forth in Schedule 5.25 insofar as they result in a single case or because of a repeated failure or defect in payment obligation/risk in the aggregate in a liability of more than EUR 100,000.00. The product warranty reserves on Financial Statements were prepared in accordance with German GAAP and are to the best knowledge of Rietschle Holding and the Rietschle Companies adequate in light of the circumstances of which the Rietschle Companies and Rietschle Holding are now aware.

  5.26 PRODUCT LIABILITY.
  -----------------------

  Schedule 5.26 sets forth a correct and complete list and summary description of all existing claims, duties, responsibilities, liabilities or obligations arising from or alleged to arise from any injury to person or property or economic damage as a result of the ownership, possession or use of any product manufactured or sold by any of the Rietschle Companies prior to the Closing Date. None of the Rietschle Companies will be subject to any claim, expense, liability or obligation arising from any injury or person or property or economic damage as a result of ownership, possession or use of any product manufactured, processed, distributed, shipped or sold by any of the Rietschle Companies prior to the Closing Date. All such claims are fully covered by product liability insurance or otherwise accrued for in the Financial Statements. To the best knowledge of Rietschle Holding and the Rietschle Companies, no circumstances exist involving the safety aspects of the Rietschle Business' products which would cause any obligation to report to any governmental authority. Schedule 5.26 sets forth product liability claims for the past three (3) years.

  5.27 LEGAL PROCEEDINGS.
  -----------------------

  Except as set forth on Schedule 5.27, none of the Rietschle Companies is engaged in or a party to or threatened with any action, suit, proceeding, complaint, charge, hearing, investigation or arbitration or other method of settling disputes or disagreements. Except as set forth in Schedule 5.27 none of the Rietschle Companies has received notice of any investigation threatened or contemplated by any governmental authority. Rietschle Holding has no knowledge of facts which could be the basis of a material legal or governmental proceeding to which a Rietschle Company is a party. None of the Rietschle Companies nor any of their assets is subject to any judgement, order, writ, injunction, stipulation or decree of any court or any governmental agency or any arbitrator.

  5.28 ENVIRONMENTAL MATTERS.
  --------------------------

  (a) Each of the Rietschle Companies has previously and is currently complying with all obligations and requirements under all Environmental Laws relating to its operation of the Rietschle Business or its occupancy of the Real Estate and the Leased Real Estate. None of the Rietschle Companies nor Rietschle Holding has received any serious notice alleging any non-compliance with or potential liability pursuant to any Environmental Law and to the best knowledge of the Rietschle Companies and Rietschle Holding there is no meritorious basis therefor. There are no pending suits, claims or litigation, nor to the best knowledge of Rietschle Holding and the Rietschle Companies does any basis exist for any suit, claim or litigation with respect to Environmental Law. No Materials of Environmental Concern have ever been generated, treated, stored, or disposed of by any of the Rietschle Companies at the Real Estate or the Leased Real Estate, which have caused or will cause a damage to the health of persons, to property, natural resources, or to the environment. Except as set forth in Schedule 5.28 the Real Estate and the Leased Real Estate is free from all Materials of Environmental Concern. Except as set forth in Schedule 5.28 no underground storage tanks are present on the Real Estate or the Leased Real Estate or are operated by any of the Rietschle Companies at any location, and no such tanks were previously abandoned or removed.

  (b) No Materials of Environmental Concern have been generated, treated, stored or disposed of by or for any of the Rietschle Companies at any location (other than the Real Estate or the Leased Real Estate), which posed, will cause or poses a past, present or potential threat of damage to the health of persons, to property, to natural resources or to the environment.

  (c) For purposes of this Agreement, "ENVIRONMENTAL LAWS" means all laws relating to (i) pollution or the protection of the environment (including air, surface water, ground water, soil, land surface or subsurface strata), (ii) public or employee health or safety, or (iii) disposal, storage, treatment, emissions, discharges, spills, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, import, export, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

  (d) For purposes of this Agreement, "MATERIALS OF ENVIRONMENTAL CONCERN" means any and all hazardous chemicals and materials, hazardous substances, hazardous wastes, petroleum and petroleum products, radioactive materials, and any and all chemicals, constituents, pollutants, contaminants or other substances regulated under any Environmental Laws or which may pose a present or potential hazard to health or the environment and any actual, potential or threatened emissions, discharges, releases or other emanations thereof.

  5.29 ABSENCE OF UNDISCLOSED LIABILITIES.
  ----------------------------------------

  Except set forth in Schedule 5.29 or to the extent reflected on the balance sheet of the Rietschle Business for the year ended December 31, 2001 or arising in the ordinary course after such date consistent with past practice, none of the Rietschle Companies has any indebtedness, duty, responsibility, liability or obligation of any nature, whether absolute, accrued, contingent or otherwise.

  5.30 COMPLIANCE WITH LAW.
  -------------------------

  Each of the Rietschle Companies conforms in all material respects to all applicable laws and each of the Rietschle Companies has complied in all material respects with all licensing requirements, decrees, awards, orders or the like applicable to its business or operations; and there is not and will not be any liability arising from or related to any material violations thereof existing on or prior to Closing. Except as set forth on Schedule 5.30 no grant or subsidy received from the Rietschle Companies has to be repaid because of reasons occuring prior to Closing or because of the consummation of this Agreement. No notice of any body of any violation of any law or requiring or calling attention to the necessity of any repairs, installation or alteration in connection with the Rietschle Business has been served and neither any of the Rietschle Companies nor Rietschle Holding knows of any reason which could cause such notice. None of the Rietschle Companies is involved in any "cartel" that would constitute a violation of Section 1 of the Sherman Act, 15 USC 1, or Article 81 of the EC Treaty.

  5.31 BROKERS.
  -------------

  None of the Rietschle Companies nor Rietschle Holding has retained any broker, finder or agent or incurred any liability or obligation for any brokerage fees, commissions or finders fees with respect to this Agreement or the transactions contemplated hereby.

  5.32 INVESTMENT.
  ---------------

  (a) The Thomas Stock to be received by Rietschle Holding hereunder will be acquired for investment for Rietschle Holding's own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and Rietschle Holding has no present intention of selling, granting any participation in, or otherwise distributing any of the Thomas Stock. Rietschle Holding further represents that, except as may be contemplated herein, it has no contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participation to such person, or to any third person, with respect to any of the shares of Thomas Stock.

  (b) Rietschle Holding acknowledges and agrees that the Thomas Stock has not been registered under the Securities Act or any state, federal or foreign securities laws and may not be offered or sold in the United States or to U.S. persons unless the securities are registered under the Securities Act or applicable state, federal or foreign securities laws or are sold in accordance with the provisions of Regulation S of the Securities Act, or an exemption from the registration requirements of the Securities Act and any applicable state, federal or foreign securities laws is available. Rietschle Holding acknowledges that hedging transactions involving the Thomas Stock may not be conducted unless in compliance with the Securities Act and any applicable state, federal or foreign securities laws. Rietschle Holding understands and acknowledges that the issuance of the Thomas Stock pursuant to this Agreement has not been, and will not be, registered under the US Securities Act of 1933, as amended (the "SECURITIES ACT") or any other laws on the grounds that such issuance is exempt from such registration, and that Thomas' reliance upon such exemption is predicated upon Rietschle Holding's representations as set forth in this Agreement.

  (c) Rietschle Holding represents that it:

  (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Thomas Stock;

  (ii) has the ability to bear the economic risks of its investment in Thomas Stock;

  (iii) is able, without materially impairing its financial condition, to hold the Thomas Stock for an indefinite period of time and to suffer a complete loss on its investment;

  (iv) is not a U.S. person; and

  (v) is not acquiring the Thomas Stock for account or benefit of a U.S. person.

  (d) Rietschle Holding qualifies as an "accredited investor" within the meaning of Regulation D of the rules and regulations promulgated under the Securities Act.

  (e) Rietschle Holding has received within a reasonable time prior to the date hereof the following information:

  (i) a copy of Thomas's Annual Report on Form 10-K for the year ended December 31, 2001;

  (ii) a copy of Thomas's Proxy Statement for the 2002 Annual Meeting of Shareholders;

  (iii) a copy of Thomas's Annual Report to Shareholders for the year ended December 31, 2001; and

  (iv) copies of Thomas's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002.

  5.33 CHINA JOINT VENTURE.
  -------------------------

  Rietschle Opco as well as Rietschle S.A have terminated their interest in the Zhenijang Rietschle Machinery Ltd. ("China Joint Venture") with economic effect as of the Closing Date and have received from the Joint Venture partner a confirmation not to use the name "Rietschle" in the future. The signed confirmation letter is attached as Schedule 5.33.

  5.34 OFFICE LEASE.
  ------------------

  The repurchase price of the real property (lot of land and buildings) set forth on Schedule 5.34 on July 31, 2008 will not exceed EUR 4,100,000.00.

  5.35 DISCLOSURE.
  ----------------

  To the best knowledge of Rietschle Holding and the Rietschle Companies neither this Agreement, nor any of the Financial Statements, nor any attachment, schedule, exhibit, certificate or other statement delivered pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements and information contained herein or therein, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE VI

             REPRESENTATIONS AND WARRANTIES OF THOMAS AND THE BUYERS

  6.1 AUTHORITY.
  --------------

  Thomas has full right, power and authority, without the consent of any other person, to execute and deliver this Agreement and the documents delivered in connection herewith and to carry out the transactions contemplated hereby and thereby. All corporate and other acts or proceedings required to be taken by Thomas to authorize the execution, delivery and performance of this Agreement, the documents delivered in connection herewith and all transactions contemplated hereby and thereby have been duly and properly taken.

  6.2 VALIDITY.
  -------------

  The execution and delivery of this Agreement and the documents delivered in connection herewith and the consummation of the transactions contemplated hereby are not prohibited by, do not violate or conflict with any provision of, and do not result in a default under or a breach of

  (i) the organizational documents of Thomas and the Buyers,

  (ii) any agreement or other instrument to which Thomas or one of the Buyers is a party or by which it is bound,

  (iii) any order, writ, injunction, decree or judgment of any court or governmental agency, or

  (iv) any law applicable to Thomas.

  6.3 DUE ORGANIZATION.
  ---------------------

  (a) Thomas is a corporation validly existing and in good standing under the laws of the State of Delaware, with full power and authority and all requisite licenses, permits and franchises to own, lease and operate its assets and to carry on the business in which it is engaged. Thomas is duly licensed and qualified to do business as a foreign corporation and is in good standing in all jurisdictions where failure to be so licensed or qualified would have a material adverse effect upon its business or assets. A recently issued "Certificate of Good Standing" issued by the secretary of Delaware is attached in Schedule 6.3 as well as the Certificate of Incorporation and the Bylaws of Thomas in the current version.

  (b) Each Buyer is a corporation or partnership validly existing and in good standing under the law of the jurisdiction of its formation, with full power and authority and all requisite licenses, permits and franchises to own, lease and operate its assets and carry on the business in which it is engaged.

  6.4 BROKERS.
  ------------

  Except as set forth on Schedule 5.4, Thomas has not retained any broker or finder or incurred any liability or obligation for any brokerage fees, commissions or finders fees with respect to this Agreement or the transactions contemplated hereby.

  6.5 REPORTS AND FINANCIAL STATEMENTS.
  -------------------------------------

  From December 31, 2001 to the date hereof, except where failure to have done so did not and would not have an material adverse effect on Thomas, Thomas has filed all reports, together with any required amendments thereto, that it was required to file with the Securities and Exchange Commission ("SEC") or the New York Stock Exchange ("N.Y.S.E."), including, but not limited to, reports on Form 10-K, Form 10-Q and Form 8-K (collectively, the "THOMAS REPORTS"). As of their respective dates (but taking into account any amendments filed prior to the date of this Agreement), the Thomas Reports complied in all respects with all material rules and regulations promulgated by the SEC and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

  6.6    THOMAS STOCK.
  --------------------

  The Thomas Stock to be issued as contemplated by this Agreement has been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any encumbrances and other restrictions on transfer other than the restrictions on transfer contemplated by this Agreement or under applicable U.S. federal and state securities laws.

  6.7    COMPLIANCE WITH U.S. SECURITIES LAWS.
  --------------------------------------------

  Subject to and in reliance upon Section 5.32, Thomas is issuing the Thomas Stock to Rietschle Holding pursuant to Regulation S and any other applicable exemptions from the registration requirements of the Securities Act.

                                   ARTICLE VII

                              ADDITIONAL COVENANTS

  7.1 GENERAL.
  -----------

  Each of the Parties will use its reasonable commercial efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement and the documents delivered in connection herewith. In particular the Parties shall take all action and do all things necessary proper or advisable in order to execute the transfer of legal title in the Rietschle Companies pursuant to the applicable local law.

  7.2 NOTICES AND CONSENTS.
  ------------------------

  Each of the Parties will give any notices to, make any filings with, and use its reasonable commercial efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 5.2 and Section 6.2 above or set forth in
  Schedule 5.2 of the Disclosure Schedule. Without limiting the generality of the foregoing, each of the Parties will file any Notification and Report Forms and related material that it may be required to file with the U.S. Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, under the Act against Restrictions on Competition, or any other comparable competition law filing in other jurisdictions, as needed; will use its reasonable commercial efforts to obtain an early termination of the applicable waiting period; and will make any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith.

  7.3 CONTINUED ASSISTANCE.
  -------------------------

  Following the Closing, Rietschle Holding shall refer to Thomas as promptly as practicable any telephone calls, letters, orders, notices, requests, inquiries and other communications relating to the Rietschle Business.

  7.4 TAXES.
  ----------

  (a) Capital gain Taxes are to be paid by Rietschle Holding insofar as they result out of the sale and transfer of the Interests and the assets to be transferred pursuant to Section 1.2. This equally applies to the payment of trade tax that could possibly become due for Rietschle Opco as a result of the execution of this Agreement. Rietschle Holding shall pay those reimbursable taxes set forth in this Section 7.4 which are assessed at any Rietschle Company directly and without delay to the relevant tax authority on delivery of a copy of the tax assessment by the respective Rietschle Company.

  (b) During 2002, Rietschle Opco shall consistent with past practice continue to make payments to Rietschle Holding with respect to Taxes owed by Rietschle Holding relating to the earnings of the Rietschle Companies for the period from January 1, 2002 through the Closing.

  (d) Transfer taxes or similar expenses caused by the transfer of the Interests, in particular real estate transfer taxes and administrative and registration fees in the respective countries are to be paid by Thomas or the respective Buyer.

  7.5 BOARD OF DIRECTORS POSITION.
  -------------------------------

  At the next Thomas Board of Directors meeting following the Closing, Thomas shall elect Dieter Rietschle as a director of Thomas.

  7.6 CONFIDENTIALITY; PUBLICITY.
  ------------------------------

  (a) Except as may be required by law, or as expressly contemplated herein, no Party hereto or their respective Affiliates, employees, agents and representatives (including the Rietschle Companies) shall disclose to any third party this Agreement, the subject matter or terms hereof or any confidential information or other proprietary knowledge concerning the business or affairs of any other Party which it may have acquired from such Party in the course of pursuing the transactions contemplated by this Agreement or use or knowingly permit the use of such confidential information or other proprietary knowledge for any purpose other than in connection with the transactions contemplated hereby without the prior consent of the other Parties hereto; provided, that any information that is otherwise publicly available, without breach of this provision, or has been obtained from a third party without a breach of such third party's duties, shall not be deemed confidential information. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by Rietschle Holding or its Affiliates, or Thomas without the prior written approval of the other Party hereto (which approval shall not be unreasonably withheld or delayed); provided, however, that this provision shall not prohibit Thomas from making any public disclosure which Thomas' counsel advises is required under applicable securities laws or any exchange on which Thomas common stock is traded.

  (b) After the Closing, except as may be required for Tax purposes or other regulatory purposes, Rietschle Holding and its Affiliates and respective successors and assignees shall not use, publish or disclose any information concerning Thomas, its Affiliates, the Rietsche Companies, the Rietschle Business, the customers or suppliers of the Rietschle Business or the terms of this Agreement or the transactions contemplated hereby.

  7.7 EMPLOYEE BONUS PROGRAM.
  --------------------------

  The Parties agree to take such actions so that the Rietschle employee bonus program will not be adversely affected by interest expense related to the indebtedness incurred in connection with the acquisition of the Interests contemplated hereby or amortization of goodwill related to the acquisition of the Interests contemplated hereby.

  7.8 COVENANTS NOT TO COMPETE OR SOLICIT.
  ----------------------------------------

  (a) For a period of five (5) years from the Closing Date, Rietschle Holding and its Affiliates, agree not to, directly or indirectly, by or for itself or as agent of another or through others as its agent:

  (i) produce, promote, sell, lease, license, distribute, install or service anywhere in the world (the "TERRITORY") products or services in existence or under development, which are similar to or in competition with those of the Rietschle Companies;

  (ii) own, manage, operate, be compensated by, participate in, render advice to, have any right to or interest in any other business directly or indirectly engaged in the production, design, promotion, sale, lease, license, distribution or servicing of products or services competitive with those of the Rietschle Companies anywhere in the Territory;

  (iii) divulge, communicate, use or disclose any nonpublic information concerning the Rietschle Business, the Rietschle Companies, Thomas or any of their Affiliates, their personnel, business and affairs;

  (iv) interfere with the business relationships or disparage the good name or reputation of the Rietschle Companies, Thomas or any of their Affiliates or take any action which brings the Rietschle Companies, Thomas or any of their Affiliates or its business into public ridicule or disrepute, provided, however, that this subparagraph (iv) shall not prohibit Rietschle Holding from filing a lawsuit in court to enforce its rights under this Agreement; or

  (v) solicit for employment or employ any present or future employee of the Rietschle Companies, Thomas or any of their Affiliates, or request, induce or advise any employee to leave the employ of the Rietschle Companies, Thomas or any of their Affiliates.

  Except with respect to the ownership of Thomas common stock, the ownership of less than two percent of a publicly traded corporation or any activity for the benefit of Thomas or its Affiliates shall not in and of itself be deemed to be a violation of this covenant.

  (b) If Rietschle Holding or any of its Affiliates violates the provisions of this Section, Thomas shall not, as a result of the time involved in obtaining relief, be deprived of the benefit of the full period of the restrictive covenant with respect to Rietschle Holding or any of its Affiliates. Accordingly, the restrictive covenant of this Section as it applies to Rietschle Holding or any of its Affiliates shall be deemed to have the duration specified in Section 7.8(a) hereof, computed from the date the relief is granted, but reduced by the time between the period when the restriction began to run and the date of the first violation of the covenant.

  (c) Rietschle Holding agrees that, if it shall violate any of the provisions of this Section and this violation has been determined by a court, Thomas shall be entitled to an accounting and repayment of all profits, compensation, commission, remuneration or other benefits that Rietschle Holding or any of its Affiliates, directly or indirectly, may realize arising from or related to any such violation. These remedies shall be in addition to, and not in limitation of, any injunctive relief or other rights to which Thomas or the Rietschle Companies may be entitled.

  (d) The Parties agree and acknowledge that the duration, scope and geographic areas applicable to the covenant not to compete described in this Section are fair, reasonable and necessary, that adequate compensation has been received by Rietschle Holding or any of its Affiliates for such obligations. If, however, for any reason any court determines that the restrictions in this Section are not reasonable or that consideration is inadequate and therefore the restrictions are unenforceable, such restrictions shall be interpreted, modified or rewritten to include as much of the duration, scope and geographic area identified in this Section as will render such restrictions valid and enforceable.

  7.9 USE OF THE RIETSCHLE NAME.
  ------------------------------

  Neither Rietschle Holding nor any of its Affiliates which not have been sold pursuant to this Agreement will, directly or indirectly, use, license, transfer the right to, or otherwise use, directly or indirectly, the "Rietschle" name with respect to any products or services which are competitive with the products and services of the Rietschle Business, the Rietschle Companies, Thomas and their respective Affiliates anywhere in the

  Territory. The Rietschle Companies may use the name Rietschle in connection with the Rietschle Business for an indefinite period of time.

  7.10 GUARANTEE OF THOMAS.
  -------------------------

  Thomas unconditionally guarantees the prompt payment and full performance of all liabilities and obligations of the Buyers under this Agreement. Thomas is jointly liable with regard to all obligations of Buyers under this Agreement.

  7.11 DISTRIBUTION OF CONSIDERATION.
  ----------------------------------

  (a) Rietschle Holding hereby agrees not to sell, transfer, assign or encumber the Thomas Stock and agrees not to distribute EUR 25,565,000.00 of the Cash Consideration (the "NON DISTRIBUTABLE CASH CONSIDERATION") for a period of three (3) years from the Closing Date (the "Non-Distributable Consideration).

  (b) On the third anniversary of the Closing Date, the Non Distributable Consideration will be reduced to an amount equal to EUR 25,565,000.00 plus the aggregate amount of any pending indemnification claims by Thomas as of the third anniversary of the Closing Date which will be retained until the fifth anniversary of the Closing Date (the "THIRD ANNIVERSARY NON-DISTRIBUTABLE CONSIDERATION") provided, however, that to the extent any pending indemnification claims by Thomas existing as of the third anniversary of the Closing Date are resolved for an amount less than the amount specifically retained for such indemnification claim, Rietschle Holding shall be entitled to distribute the difference but only to the extent such duistribution does not result in Rietschle Holding retaining less than EUR 25,565,000.00. The Third Anniversary Non-Distributable Consideration may consist of cash and/or Thomas Stock.

  (c) On the fifth anniversary of the Closing Date, the Non Distributable Consideration will be reduced to an amount equal to EUR 12,800,000.00 plus the amount of any pending indemnification claims by Thomas as of the fifth anniversary of the Closing Date which will be retained until the tenth anniversary of the Closing Date (the "Fifth Anniversary Non-Distributable Consideration") provided, however, that to the extent any pending indemnification claims by Thomas existing as of the fifth anniversary of the Closing Date are resolved for an amount less than the amount specifically retained for such indemnification claim, Rietschle Holding shall be entitled to distribute the difference but only to the extent such duistribution does not result in Rietschle Holding retaining less than EUR 12,800,000.00. The Fifth Anniversary Non-Distributable Consideration may consist of cash and/or Thomas Stock.

  (d) On the tenth (10) anniversary of the Closing Date the Non Distributable Consideration will be reduced to the amount of any pending indemnification claims by Thomas which shall be retained by Rietschle Holding until the indemnification claims related thereto are finally resolved by the Parties.

  (e) For purposes of the foregoing, the value of the shares of Thomas Stock on a per share basis shall be valued at the average closing price of shares of Thomas common stock for the consecutive thirty (30) day period ending five (5) days prior to the third, fifth and tenth anniversary of the Closing Date, as applicable.

  (f) Except as otherwise provided herein, Rietschle Holding can invest in its sole discretion the Non-Distributable Consideration in productive investments of any kind and can distribute any earnings on the Non-Distributable

  Consideration following the Closing; provided, however, that the Non-Distributable Consideration shall at all times equal the amount to be retained pursuant to this Section 7.11. Rietschle Holding can sell the Thomas Stock provided that, subject to Rietschle Holding's indemnification obligations and this Section 7.11, the aggregate after-Tax proceeds from such sale are retained by Rietschle Holding in accordance with this Section 7.11.

  7.12 GUARANTEE OF THE SHAREHOLDER/PARTNER OF RIETSCHLE HOLDING
  --------------------------------------------------------------

  The sole shareholder of Rietschle Holding, the Rietschle GmbH + Co. KG Holding as well as its partners Dieter Rietschle, Fabian Rietschle and Sabine Runzi guarantee that Rietschle Holding will obey the distribution regulation under
  7.11. Rietschle GmbH + Co. KG Holding as well as Dieter Rietschle are fully liable with respect to the Non-Distributable Consideration. Fabian Rietschle and Sabine Runzi are each liable for 25.5% of the Non-Distributable Consideration.

  7.13 RELEASE
  ------------

  (a) Thomas undertakes to release Rietschle Holding as well as its parent, the Rietschle GmbH + Co. KG Holding from those liabilities which are directly related with the Rietschle Business.

  (b) Thomas releases Rietschle Holding from all damage claims insofar as they might exist because the limitation of liability pursuant to Article IX is not valid and binding.

  7.14 TRANSFER OF REPAYMENTS
  ---------------------------

  Insofar as after the Closing the Rietschle Business, Thomas or a Thomas subsidiary conducts business with the China Joint Venture and thus receives repayments on the BW Bank Loan dated April 17, 1998, those repayments shall be transferred to Rietschle Holding immediately.

  7.15 ACCESS
  -----------

  As required by law or a governmental body or with respect to an indemnification claim by Thomas, the Buyers and Thomas agree with Rietschle Holding that for the period of ten years from the Closing Date Rietschle Holding will have access to the records of the Rietschle Business regarding the Rietschle Business for periods ending on or prior to Closing but only to the extent specifically relating to such law, governmental body or indemnification claim, as the case may be, during normal business hours after reasonable advance notice has been given.

  7.16 MERGER CONTROL
  -------------------

  Except as set forth on Schedule 7.16, the Buyers and Thomas have examined that filings with cartel offices in the relevant jurisdictions are not required. As far as this should not be true in an individual case and should in this individual case the relevant cartel office prohibit the relevant part of the transaction this Agreement remains in full force. The results are solely with the Buyers and Thomas. Thomas and the Buyers shall release Rietschle Holding from all third party claims connected with the cartel office issue (including penalties) unless the third party claims are caused by inaccurate or incomplete information provided by Rietschle Holding or Rietschle Holding`s failure to provide the requested information. However, Rietschle Holding shall indemnify Thomas with respect to any damage resulting from such information being inaccurate or incomplete or not provided. Rietschle Holding shall inform Thomas immediately after having obtained knowledge of any correspondence received from any cartel offices or any payment obligation in order to enable Thomas to take all necessary steps to address such concerns and avoid any payment obligation.

                                  ARTICLE VIII

                             SECURITIES LAW MATTERS

  The Parties agree as follows with respect to the sale or other disposition after Closing Date of the Thomas Stock:

  8.1 DISPOSITION OF SHARES.
  -------------------------

  Rietschle Holding agrees that it will not directly or indirectly sell, transfer or otherwise dispose of any Thomas Stock issued to them, into the United States prior to one year after the date of receipt of the Thomas Stock, it being acknowledged that this covenant is made to assure compliance with Regulation S of the Securities Act.

  8.2 LEGENDS.
  -----------

  (a) The certificate representing the Thomas Stock shall be stamped or otherwise imprinted with a legend (the "LEGEND") in English in substantially the following form:

  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE US SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR UNDER THE SECURITIES LAW OF ANY STATE OF THE UNITED STATES. SUCH SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE HYPOTHECATED OR DISTRIBUTED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT; (B) PURSUANT TO REGULATION S UNDER THE SECURITIES ACT; OR (C)
  (I) PURSUANT TO A VALID EXEMPTION FROM SUCH REGISTRATION UNDER THE SECURITIES ACT AND UNDER APPLICABLE U.S. STATE SECURITIES LAWS, AND (II) UPON RECEIPT BY THOMAS INDUSTRIES INC. OF AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION SHALL BE REASONABLE IN FORM AND SUBSTANCE, THAT SUCH SALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND SUCH U.S. STATE SECURITIES LAW. HEDGING TRANSACTIONS INVOLVING THESE SHARES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT AND SUCH U.S. STATE SECURITIES LAW.

  IN ADDITION, SHAREHOLDER ACKNOWLEDGES THAT THE SHARES IT IS ACQUIRING HAVE BEEN ISSUED UNDER APPLICABLE EXEMPTIONS FROM REGISTRATION UNDER REGULATION S UNDER THE SECURITIES ACT AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER IN THE UNITED STATES PRIOR TO ONE YEAR AFTER THE DATE OF RECEIPT OF SUCH SHARES, IT BEING ACKNOWLEDGED THAT THIS COVENANT IS MADE TO ASSURE COMPLIANCE WITH REGULATION S. HEDGING TRANSACTIONS INVOLVING THESE SHARES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT AND SUCH U.S. STATE SECURITIES LAW.

  (b) Thomas agrees not to register the transfer of any Thomas Stock unless such transfer is made in accordance with the provisions of Regulation S of the Securities Act, pursuant to registration under the Securities Act or pursuant to an applicable exemption from registration under the Securities Act and applicable U.S. state securities laws.

  8.3 COMPLIANCE WITH REPORTING REQUIREMENTS OF SEC AND N.Y.S.E
  -------------------------------------------------------------

  As long as Rietschle Holding holds "restricted securities" of Thomas pursuant to Rule 144 of the U.S. Securities Act Thomas undertakes

  (a) to provide and to make accessible public information pursuant to Rule 144 of the U.S. Securities Act, and

  (b) to provide on written request Rietschle Holding with the following:

  (i) a written confirmation regarding the compliance with the public information requirements pursuant to Rule 144 of the U.S. Securities Act;

  (ii) a copy of the most recent yearly and quarterly reports of Thomas; and

  (iii) such other reasonably requested publicly available reports and documents which are necessary so that Rietschle Holding may benefit from the rules of the SEC which allow the sale of Thomas Stock without registration.

  (c) to timely file all reports required to be filed under the U.S. Securities Exchange Act of 1934 and the NYSE or Nasdaq as the case may be.

                                   ARTICLE IX

                          SURVIVAL AND INDEMNIFICATION

  9.1 SURVIVAL.
  -------------

  All covenants and agreements contained in this Agreement or in any document delivered pursuant hereto shall be deemed to be material and to have been relied upon by the Parties hereto and shall survive the Closing until fully performed.

  All representations and warranties contained in this Agreement or in any document delivered pursuant hereto or thereto shall be deemed to be material and to have been relied upon by the Parties hereto, and shall survive the Closing and shall continue to be fully effective and enforceable until

  (i) with respect to any representations and warranties set forth in Section 5.24, thirty (30) days after the expiration of applicable statute of limitations period set forth in applicable Tax law,

  (ii) with respect to any representations and warranties set forth in Sections 5.28(a), five (5) years after the Closing Date and with respect to any representations and warranties set forth in Section 5.28 (b), ten (10) years after the Closing Date;

  (iii) with respect to any representations and warranties set forth in Section 5.1, 5.2, 5.4, 5.12, 5.32, 6.1, 6.2, and 6.6 thirty (30) years after the
  Closing Date;

  (iv) with respect to any representations and warranties set forth in Section
  5.34 December 31, 2008; and

  (v) with respect to any other representations and warranties three (3) years after the Closing Date.

  The limitation period will be interrupted by a notification of the Indemnified Party to the Indemnifying Party, however, the limitation period will lapse if the Indemified Party does not file an action with an appropriate court within six (6) month after notification has been made, unless Thomas and Rietschle Holding agree in writing to extent the period within which Thomas is obligated to bring an action.

  9.2 INDEMNIFICATION.
  --------------------

  (a) Each Party shall defend, indemnify and hold harmless the other from and against any and all loss, damage, cost, or expense (collectively "Damage") related to, caused by or arising from any misrepresentation, breach of warranty or failure to fulfill any covenant or agreement contained herein or in any other agreement, instrument or other document delivered pursuant hereto including the matters set forth in Section 9.2(b). The indemnified Party is entitled to choose whether the indemnifying Party has to compensate the indemnified Party by payments or by putting the indemnified Party into the same position as if the misrepresentation, breach of warranty or failure to fulfill any covenant or agreement had not occurred or existed.

  (b) The Parties agree that a breach of representations and warranties is not given and except as contemplated in Section 9.2(d) Damage claims are excluded if the respective matter has been disclosed in this Agreement or in a Schedule to this Agreement or in the documents referred to in Articles V and VI of this Agreement or in the Schedules to this Agreement; however, the notes in the Financial Statements are explicitly excluded herefrom; and however, the representations and warranties contained in this Agreement shall not be affected by any investigation, verification or examination by any Party hereto or by anyone on behalf of any such Party. Unless otherwise stipulated in this Agreement ss. 442 Civil Code is not applicable.

  (c) The Parties believe that they do not know of any breach of the representations or warranties of the other Party on the date hereof and except as contemplated in Section 9.2(d) that they do not sign this Agreement knowing to have a respective Damage claim already.

  (d) Notwithstanding the aforementioned provisions under (b) and (c) Rietschle Holding shall indemnify the Buyers, the Rietschle Companies and the Affiliates from all Damages arising from

  (i) the China Joint Venture

  (ii) the recalls specified on Schedule 9.2(d)

  (iii) any environmental matters regarding the Fahrnau property.

  (e) In this context, Rietschle Holding waives all possible recourse claims it could be entitled to due to the agreement to indemnify Thomas and the Buyers pursuant to this Article IX.

  9.3 LIMITATION OF INDEMNIFICATION OBLIGATION.
  ---------------------------------------------

  (a) Rietschle Holding shall not be liable and Thomas agrees not to enforce any claim for indemnification for breach of representation or warranty under this Agreement pursuant to Article V until the aggregate amount of all such claims exceeds EUR 511,292.00 (the "THRESHOLD AMOUNT"), and then Thomas shall be entitled to recover the full amount of such claims, including the Threshold Amount. Thomas and Rietschle Holding agree that the indemnification obligations of Rietschle Holding under this Article IX shall be limited to the aggregate amount of

                               EUR 137,000,000.00

                    (EURO one hundred thirty seven million ).

  Notwithstanding anything contained herein to the contrary, the Threshold Amount shall not be applicable

  - to claims for breach of the representations and warranties contained in Sections 5.1, 5.2, 5.4, 5.12, 5.31 and 5.32

  - the China Joint Venture;

  - in connection with the matters set forth on Schedule 9.2(d);

  - the matters mentioned in Section 9.2(d)(iii), or

  - in the case of intentional misrepresentation on the part of any indemnifying Party (a "DISQUALIFYING EVENT").

  (b) Thomas shall not be liable and Rietschle Holding agrees not to enforce any claim for indemnification for breach of representation or warranty under this Agreement pursuant to Article VI until the aggregate amount of all such claims exceeds the THRESHOLD AMOUNT, and then Rietschle Holding shall be entitled to recover the full amount of such claims, including the Threshold Amount. Thomas and Rietschle Holding agree that the indemnification obligations of Thomas under this Article IX shall be limited to the aggregate amount of

                                EUR 50,000,000.00

                              (EURO fifty million).

  Notwithstanding anything contained herein to the contrary, the Threshold Amount shall not be applicable

  - to claims for breach of the representations and warranties contained in Sections 6.1, 6.2, 6.4 or 6.6 or

  - in the case of a Disqualifying Event.

  (c) The Parties are aware of the actual discussion in the legal literature about the revised version of ss. 444 German Civil Code that entered into force on January 1, 2002. Under this revised version, it is discussed if the customary practice under which the seller, in case of a corporate acquisition, usually issues certain guarantees under certain limitations in favor of the purchaser, will continue to be legally valid. Possibly, ss. 444 German Civil Code excludes limitations of guarantees in a mandatory way. Hereunto, the Parties declare the following after having discussed and scrutinized the topic in detail together with their counsels: According to the joined considered opinion of the Parties, ss. 444 German Civil Code is not applicable to independent guarantees pursuant to ss. 311 para. 1 German Civil Code (in contrast to consistency guarantees pursuant to ss. 443 German Civil Code. In view of the above facts, the Parties mutually agree that (i) the guarantees under Articles V and VI are neither consistency guarantees pursuant to ss.ss. 443, 444 German Civil Code nor consistency agreements pursuant to ss. 434 para. 1, 1 German Civil Code and that (ii) the provisions of this Article IX do not contain any exclusions or limitations pursuant to ss. 444 German Civil Code and such exclusions or limitations are not intended by the Parties. The provisions under this Section 9.2 and 9.3 a) and b) are rather integral part of the guarantees themselves and accordingly define and determine the content of the independent guarantees provided for in Articles V and VI of this Agreement. Therefore, the Parties assume that ss. 444 German Civil Code shall not apply to the independent guarantees provided for in Articles V and VI. This rule shall also apply insofar as the independent guarantees relate to the qualities and conditions of the objects for sale under this Agreement. The Parties agree that the interpretation presented under this Section 9.2 and 9.3
  (c) and the above assumptions shall be irrevocable and binding between the Parties and vis-a-vis any arbitral court, ordinary court, public authority or any other individual or legal entity. The Parties hereby mutually confirm that they agreed to issue the guarantees under Articles V and VI subject to the inherent basis of the Agreement that ss. 444 German Civil Code shall not apply to these guarantees. The Parties agree that a rescission of this Agreement shall not take place in the event that said inherent basis cease to exist.

  9.4 PROCEDURES FOR INDEMNIFICATION.
  ----------------------------------

  The procedures specified herein and Section 9.5 shall apply to any claims of third Parties asserted in a governmental or judicial forum for which a party intends to seek indemnification hereunder (a "THIRD-PARTY CLAIM"). The claiming party is referred to hereinafter as the "INDEMNIFIED PARTY" and the other party is referred to hereinafter as the "INDEMNIFYING PARTY."

  (a) In the event of a Third-Party Claim or any other indemnification claim by an Indemnified Party, the Indemnified Party shall notify the Indemnifying Party in writing promptly after the Indemnified Party has actual knowledge of such claims and the acts constituting the basis for such claim or threatened claim (the "NOTICE OF CLAIM"); provided, however, that the omission so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to the Indemnified Party except to the extent that the Indemnifying Party is materially prejudiced as a proximate result of the failure to give such notice promptly. The Notice of Claim shall contain a summary of all material facts known to the Indemnified Party giving rise to such indemnification claim and the amount or an estimate of the amount of the liability arising therefrom if reasonably known.

  (b) The Parties to this Agreement shall cooperate reasonably as necessary or appropriate to facilitate the defense of any Third Party Claim or litigation subject hereto, including the provision of access to the counsel, accountants and other representatives of each party during normal business hours and access to all properties, personnel, and non-privileged books, tax records, contracts, commitments and other business records of such other party. The Parties will furnish copies of all such documents as may reasonably be requested (certified, if requested). The Party seeking cooperation and access shall reimburse the other Party for all reasonable costs and expenses incurred by such Party in providing cooperation and access, unless the party providing such cooperation and access is the Indemnifying Party.

  (c) If the Indemnifying Party fails to fulfill its obligations under this
  Article IX, the Indemnified Party, in addition to any and all other remedies available to it, may assume its own defense without forfeiting any rights or remedies it has under this Agreement.

  9.5 DEFENSE AGAINST ASSERTED CLAIMS.
  -----------------------------------

  (a) The Indemnified Party shall not settle or compromise any Third Party Claim for which the Indemnified Party is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, unless legal action shall have been instituted against the Indemnified Party and the Indemnifying Party shall not have taken control of such suit in the manner provided herein within twenty (20) days after notification thereof as provided herein, or such lesser period as is required for submission of a pleading or other filing.

  (b) In connection with any Third-Party Claim, the Indemnifying Party, at its sole cost and expense, may, upon written notice to the Indemnified Party, assume the defense of any such claim on the condition that (i) such claim involves only money damages and does not seek injunctive or other equitable relief; (ii) an adverse result in connection with such Third-Party Claim could not reasonably be expected to have a material adverse effect on the Indemnified Party or the Rietschle Business, notwithstanding the discharge of the money damages by the Indemnifying Party; (iii) the Indemnifying Party confirms in writing its obligation to indemnify and hold harmless the Indemnified Party without regard to any limitation provided for in this Section; and (iv) the Indemnifying Party segregates in a manner reasonably satisfactory to the Indemnified Party funds reasonably anticipated to fund any such defense, judgment and settlement. If the Indemnifying Party assumes the defense of any such claim, the Indemnifying Party shall select counsel, reasonably satisfactory to the Indemnified Party, to conduct the defense of such claims and at its sole cost and expense shall take all steps necessary to conduct a competent and diligent defense or settlement thereof.

  (c) The Indemnifying Party shall not consent to a settlement of, or the entry of any judgment arising from, any Third-Party Claim, without the prior written consent of the Indemnified Party, unless the Indemnifying Party, concurrently with such settlement, pays into the court the full amount of such settlement or judgment and, if such settlement or judgment would not impose or affect ongoing obligations of the Indemnified Party and could not reasonably be expected to have a material adverse effect on the Indemnified Party or the Rietschle Business. The Indemnified Party shall be entitled to participate in the defense of any such action with its own counsel and at its own expense. If the Indemnifying Party assumes the defense of the Third-Party Claim in accordance with the terms hereof, the Indemnified Party shall have the right to control the defense of the claim at such time as it notifies the Indemnifying Party that it is assuming the defense of such claim at its own expense and that the Indemnifying Party is relieved of its obligations to the Indemnified Party hereunder with respect to such claim.

  (d) If the Indemnifying Party does not assume the defense of any such claim resulting therefrom in accordance with the terms hereof, the Indemnified Party may defend such claim in such a manner as it may deem appropriate, including settling such claim after giving notice of the same to the Indemnifying Party on such terms as the Indemnified Party may deem appropriate. In any claim or action by the Indemnified Party seeking indemnification from the Indemnifying Party in accordance with the provisions of this Section, if the Indemnified Party complied in all material respects with the provision of Section 9.4 and 9.5, the Indemnifying Party shall not be entitled to question the manner in which the Indemnified Party defended such claim or the amount or nature of any such settlement.

  9.6 AMOUNT OF LOSS.
  ------------------

  (a) The amount of Damage to be paid by the Indemnifying Party to the Indemnified Party shall be net of

  (i) any net realized Tax benefits resulting therefrom after taking into account any income Tax or other adverse Tax effects of any indemnification amounts received by the Indemnified Party hereunder;

  (ii) any insurance proceeds from a third party insurer received by the Indemnified Party resulting therefrom (after associated costs of collection), after reduction for (x) any retroactive premium adjustment, and (y) the aggregate amount of the reasonably anticipated (based on written advice from insurance brokers or providers) increased insurance premiums over the following five policy years;

  (iii) any other proceeds or payments from third parties (after associated costs of collection and any Taxes payable with respect thereto) received by the Indemnified Party, specifically with respect to the matter(s) giving rise to the claim; and

  (iv) any reserves set forth in the Rietschle Business Balance Sheet as of December 31, 2001 and in the Thomas Balance Sheet specifically with respect to the matter(s) regarding the indemnification claim.

  (b) To the extent the Indemnified Party receives any amounts pursuant to subsection 9.6 (a)(i), (ii) or (iii) with respect to an indemnification claim after the Indemnifying Party has paid the Indemnified Party for the Damage related to such indemnification claim, the Indemnified Party will notify the Indemnifying Party of the foregoing and promptly reimburse the Indemnifying Party an amount equal to the amount received by the Indemnified Party pursuant to subsection 9.6 (a)(i), (ii) or (iii).

  9.7 EXCLUSIVE REMEDY.
  --------------------

  (a) After Closing, except with any other remedies specifically provided for in such Sections and Articles, the foregoing indemnification provisions under this Article IX are the sole and exclusive remedy of each party with respect to any Damage related to any breach of any representation or warranty of the other Party set forth in this Agreement. This does not apply insofar as this Agreement indicates explicitly special remedies.

  (b) In the event of any claim brought by either Party hereto to seek indemnification under this Agreement, the prevailing Party shall be entitled to recover reasonable attorneys', legal assistants' and experts' fees and other direct costs and expenses incident to any such claim.

  9.8 EXCEPTIONS TO INDEMNIFICATION.
  ---------------------------------

  A party shall not be entitled to indemnification with respect to:

  (a) any change after the Closing Date in any law which has a retrospective effect;

  (b) any change in German GAAP or US GAAP after the Closing Date which has a retrospective effect;

  (c) any matters specifically set forth on the Rietschle Holding Balance Sheet, but not including the financial statement notes related thereto.

  9.9 MITIGATION.
  --------------

  The Indemnified Party shall take all reasonable steps to mitigate all Damages upon and after becoming aware of any event which could reasonably be expected to give rise to any liabilities and damages that are indemnifiable hereunder, including taking reasonable steps or proceedings to pursue any amounts from third parties with respect to an indemnification claim.

  9.10 TAX CLAIMS.
  ---------------

  (a) With respect to any audit or investigation by any Taxing authority with respect to Taxes for any period ending on or before the Closing Date with respect to the Rietschle Companies or the Rietschle Business, Thomas shall:

  (i) promptly notify Rietschle Holding of such audit or investigation;

  (ii) allow Rietschle Holding the opportunity to participate in, but not control, any negotiations or proceedings with respect to such audit or investigation, at Rietschle Holding's cost;

  (iii) at the direction of Rietschle Holding appeal any Tax-assessment notice and litigate the matter at the direction of Rietschle Holding; provided, however, that Rietschle Holding shall promptly reimburse Thomas for any and all costs incurred by it and its Affiliates, including the costs of employees of Thomas and its Affiliates with respect to such investigation, appeal or litigation.

  (b) In the event that the values of assets will change caused by Tax assessments in particular caused by Tax audits this will not effect the Consideration.

  (c) Tax payments related to the Rietschle Business for the period prior to Closing and finally assessed at Rietschle Holding or at its former partners shall be reimbursed by Thomas insofar as this results in a Tax benefit for Thomas after Closing and after offsetting with Damage claims with respect to Taxes which cannot be enforced due to Section 9.3(a).

                                    ARTICLE X

                               GENERAL PROVISIONS

  10.1 AMENDMENTS AND WAIVER.
  ---------------------------

  (a) No amendment, waiver or consent with respect to any provision of this Agreement shall in any event be effective, unless the same shall be in writing and signed by the Parties, provided a notarization is not required and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This applies also to this Section 10.1.

  (b) The failure of any Party at any time or times to require performance of any provisions hereof shall in no manner affect that Party's right at a later time to enforce the same. No waiver by any Party of the breach of any term or covenant contained in this Agreement in any one or more instances shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

  10.2 NOTICES.
  -------------

  All notices, requests, demands and other communications hereunder shall be in writing and shall be personally delivered, sent by overnight courier (such as DHL or FedEx) or sent by facsimile transmission with confirming copy sent by overnight courier and a delivery receipt obtained and addressed to the intended recipient as follows:

         If to Thomas or the Buyers, to:

  Thomas Industries Inc.
  4360 Brownsboro Road
  Suite 300
  Louisville, Kentucky 40207
  United States of America
  Attention: Chief Executive Officer
  Telephone No.: 1-502-893-4600
  Facsimile No.: 1-502-895-6618

         With a copy to:

  McDermott, Will & Emery
  227 West Monroe Street
  Chicago, Illinois 60606-5096
  United States of America
  Attention: Michael R. Fayhee, P.C.
           John P. Tamisiea
  Telephone No.: 1-312-984-7522
  Facsimile No.: 1-312-984-7700

         If to Rietschle Holding, to:

  Werner Rietschle Holding GmbH
  Grienmatt
  79650 Schopfheim
  Germany
  Attention: Dieter Rietschle
  Telephone No.: 49-7-622-392-221
  Facsimile No.: 49-7-622-392-593

         With a copy to:

  Dr. Matthias Doring, LL.M
  Schrade & Partner
  Postfach 5504
  79022 Freiburg
  Germany
  Telephone No.: 49-7-61-38-88-310
  Facsimile No.: 49-7-61-38-88-399

  Any Party may change its address or add or change Parties for receiving notice by giving the other Party notice in the manner set forth above. Any such notices, requests, demands or other communications shall be deemed to have been duly given when received if delivered personally or on the day following the day sent if sent by prepaid overnight delivery service. All periods of notice shall be measured from the date of deemed or actual delivery thereof.

  10.3 EXPENSES.
  --------------

  Except as otherwise expressly provided herein, Rietschle Holding and Thomas will each bear their own costs and expenses, including the fees and expenses of legal counsel, accountants or other advisors with respect to the transactions contemplated hereby. The Buyers and Thomas will pay their parts of costs for notarial services required by German law. Rietschle Holding and Thomas shall split equally any fees related to antitrust or competition filings regarding the transactions contemplated hereby. Rietschle Holding shall pay all bonuses to employees of the Rietschle Business or Rietschle Holding connected with the execution of this Agreement. Following Closing Rietschle Holding shall promptly reimburse Thomas for any cost and expences, and bonuses if any paid in connection with the execution of this Agreement by Rietschle Holding or the Rietschle Companies since January 1, 2002. Except as set forth in Section 7.4(b) and with respect to the reported EUR 1,400,000.00 distribution Rietschle Holding shall promptly reimburse Thomas for any other distribution made by the Rietschle Companies since January 01, 2002. The provisions of this Section 10.3 shall survive any termination of this Agreement.

  10.4 SUCCESSORS AND ASSIGNS.
  ----------------------------

  This Agreement shall bind and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. This Agreement shall not be assigned by either Party hereto without the express prior written consent of the other Party and any attempted assignment, without such consents, shall be null and void. This Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third-party beneficiary hereto.

  10.5 ENTIRE TRANSACTION.
  ------------------------

  This Agreement and the documents referred to herein contain the entire agreement and understanding among the Parties with respect to the transactions contemplated hereby and supersede all other agreements, understandings and undertakings among the Parties on the subject matter hereof. All exhibits and schedules hereto are hereby incorporated by reference and made a part of this Agreement.

  10.6 APPLICABLE LAW.
  --------------------

  This Agreement shall be governed by and construed in accordance with the laws of the Federal Republic of Germany. Any dispute relating to this agreement shall be exclusively submitted to the Courts of Freiburg.

  10.7 LANGUAGE.
  -------------

  For any claims under this Agreement the German version shall prevail. The English version is only a translation of the German version.

  10.8 OTHER RULES OF CONSTRUCTION.
  ---------------------------------

  References in this Agreement to sections, schedules and exhibits are to sections of, and schedules and exhibits to, this Agreement unless otherwise indicated. Words in the singular include the plural and in the plural include the singular. The word "OR" is not exclusive. The word "INCLUDING" shall mean including, without limitation. The term "ORDINARY COURSE" means the ordinary course of the Rietschle Business consistent with the past practice of the Rietschle Business. References to the terms "CONTRACTS" or "AGREEMENTS" shall each be deemed to include the other and shall include understandings and arrangements of all types, whether written or oral, and all amendments thereto. The term "best KNOWLEDGE OF THE COMPANIES" or words of similar meaning shall mean the best knowledge of the Rietschle Companies, or Thomas Companies and Rietschle Holding or Thomas, respectively. The section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

  10.9 PARTIAL INVALIDITY.
  ------------------------

  In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof. Instead of the provision held invalid or unenforceable such provision is deemed to be agreed which is in an economic sense closest to the provision held invalid or unenforceable. This applies mutatis mutandis with regard to additional interpretations.

  10.11 AUTHORSHIP.
  -----------------

  Each of the Parties acknowledges that this Agreement is the product of negotiations between the Parties, and therefore no Party shall be deemed to be the author or the drafter of this Agreement and none of the terms of this Agreement shall be construed against any Party on the grounds that such Party authored or drafted the Agreement.

  10.12 SCHEDULES
  ---------------

  Regarding the Schedules to this Agreement reference is hereby made to the notarized document No. 434 /2002 notarized prior to this Agreement. Document No. 434 /2002 was available during the notarization of this Agreement and its whole content is part of this Agreement. Pursuant to ss.13 a Law regarding Notarizations the Document No. 434 /2002 was not read and was not attached to this Agreement.

  The German part of this Agreement has been read in the presence of the notary accepted by the attendants and signed as follows:

                     LIST OF RIETSCHLE DISCLOSURE SCHEDULES



Schedule 0                   Rietschle Subsidiaries

Schedule 1.2(a)(i)           Interest Swaps with Baden-Wurttembergische Bank AG

Schedule 1.2(a)(ii)          List of Employee Contracts with Rietschle Holding
                             Employee

Schedule 2.2                 Allocation of Consideration

Schedule 3.2(a)              List of Closing Documents

Schedule 3.2(b)              Required Consents

Schedule 3.2(c)              Additional Rietschle Holding Closing Deliveries

Schedule 5.1                 Authority

Schedule 5.2                 Validity; Consents

Schedule 5.3(a)              Due Organization

Schedule 5.4                 Rietschle Companies

Schedule 5.5                 Transactions with Affiliates

Schedule 5.6(b)              Rietschle Holding Assets used in the Rietschle
                             Business

Schedule 5.7(b) Expenses not included in Rietschle Business Interim Financial Statements

Schedule 5.8                 Interim Change

Schedule 5.9                 Accounts Receivable

Schedule 5.10                Inventory held on Consignment

Schedule 5.11                Insurance

Schedule 5.12                Title to Assets

Schedule 5.13(a)             Owned Real Estate

Schedule 5.13(b)             Leased Real Estate

Schedule 5.14                Personal Property Leases

Schedule 5.15                Intellectual Property

Schedule 5.18                Customers & Suppliers

Schedule 5.19(a)             Agents & Employees

Schedule 5.19(b)             Employees

Schedule 5.19(c)             Labor Disputes

Schedule 5.20(a)             Employee Benefit Plans

Schedule 5.22                Material Contracts

Schedule 5.23                Noncompetition

Schedule 5.24                Taxes

Schedule 5.24(c)             Tax Disputes

Schedule 5.25                Product Warranty

Schedule 5.26                Product Liability

Schedule 5.27                Legal Proceedings

Schedule 5.28                Environmental Matters

Schedule 5.29                Absence of Undisclosed Liabilities

Schedule 5.30                Compliance with Law

Schedule 5.33                Release Letter for China Joint Venture

Schedule 5.34                Office Lease

Schedule 6.3                 Due Organization

Schedule 6.4                 Brokers

Schedule 7.16                Merger Control

Schedule 9.2(d)              Indemnified Matters


         Thomas Industries Inc. hereby agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.